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                                   CREDIT AGREEMENT

                                       BETWEEN

                               SBS TECHNOLOGIES, INC.,

                                     AS BORROWER

                                         AND

                                  NATIONSBANK, N.A.,

                                      AS LENDER

                             DATED AS OF DECEMBER 1, 1998



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

TABLE OF CONTENTS

                                 PRELIMINARY STATEMENT............................................................1

                                               ARTICLE I     DEFINITIONS

         SECTION 1.1.      DEFINED TERMS..........................................................................1
         SECTION 1.2.      SINGULAR AND PLURAL; GENDER...........................................................16
         SECTION 1.3.      SUBSTANTIVE DEFINITIONS...............................................................16
         SECTION 1.4.      MONEY.................................................................................16
         SECTION 1.5.      CAPTIONS; REFERENCES..................................................................16
         SECTION 1.6.      ACCOUNTING TERMS AND DETERMINATIONS...................................................17

                                               ARTICLE II    COMMITMENT AND ADVANCES

         SECTION 2.1.      COMMITMENT............................................................................17
         SECTION 2.2.      METHOD OF BORROWING...................................................................17
         SECTION 2.3.      FEES..................................................................................19

                                               ARTICLE III   TERMS OF CREDIT FACILITY

         SECTION 3.1.      NOTE..................................................................................19
         SECTION 3.2.      MATURITY..............................................................................19
         SECTION 3.3.      INTEREST RATE.........................................................................20
         SECTION 3.4.      INTEREST PAYMENTS.....................................................................20
         SECTION 3.5.      LIBOR RATE PORTIONS...................................................................20
         SECTION 3.6.      PRINCIPAL PAYMENTS UNDER THE CREDIT FACILITY; REDUCTION OF AVAILABLE
                           COMMITMENT AMOUNT.....................................................................22
         SECTION 3.7.      TERMINATION OF AVAILABLE COMMITMENT...................................................23
         SECTION 3.8.      SCHEDULES ON NOTE.....................................................................23
         SECTION 3.9.      GENERAL PROVISIONS AS TO PAYMENTS.....................................................23
         SECTION 3.10.     APPLICATION OF PAYMENTS...............................................................24
         SECTION 3.11.     POST-DEFAULT INTEREST; PAST DUE PRINCIPAL AND INTEREST................................24
         SECTION 3.12.     COMPUTATION OF INTEREST AND FEES......................................................24
         SECTION 3.13.     DEPOSIT OF CASH COLLATERAL............................................................24

                                               ARTICLE IV    CONDITIONS TO FUNDING

         SECTION 4.1.      CONDITIONS TO INITIAL ADVANCE OR LETTER OF CREDIT.....................................25
         SECTION 4.2.      CONDITIONS PRECEDENT TO ALL ADVANCES..................................................26
         SECTION 4.3.      CONDITIONS TO ADVANCES FOR PERMITTED ACQUISITIONS.....................................27
         SECTION 4.4.      LEGAL DETAILS.........................................................................27


                                                                     ii

                                               ARTICLE V     AFFIRMATIVE COVENANTS

         SECTION 5.1.      BOOKS, RECORDS AND PROPERTIES.........................................................27
         SECTION 5.2.      FINANCIAL STATEMENTS AND REPORTS......................................................27
         SECTION 5.3.      MAINTENANCE OF EXISTENCE AND PRESERVATION OF PROPERTY.................................28
         SECTION 5.4.      INSURANCE.............................................................................29
         SECTION 5.5.      COMPLIANCE WITH APPLICABLE LAWS.......................................................29
         SECTION 5.6.      OTHER INFORMATION AND DOCUMENTS.......................................................29
         SECTION 5.7.      DEFAULT...............................................................................29
         SECTION 5.8.      TAXES.................................................................................29
         SECTION 5.9.      FURTHER ASSURANCES....................................................................29
         SECTION 5.10.     FILINGS...............................................................................29
         SECTION 5.11.     MAINTENANCE OF PROPERTY...............................................................30
         SECTION 5.12.     ERISA COMPLIANCE......................................................................30
         SECTION 5.13.     INDEMNITY.............................................................................30
         SECTION 5.14.     CONTINGENT LIABILITIES................................................................31
         SECTION 5.15.     YEAR 2000 NOTIFICATION................................................................31

                                               ARTICLE VI    NEGATIVE COVENANTS


         SECTION 6.1.      LIMITATION ON DEBT....................................................................31
         SECTION 6.2.      NEGATIVE PLEDGE; LIENS................................................................32
         SECTION 6.3.      TRANSFER OF ASSETS....................................................................32
         SECTION 6.4.      NEW INDUSTRY..........................................................................32
         SECTION 6.5.      RESTRICTION ON INVESTMENTS............................................................32
         SECTION 6.6.      TRANSACTIONS WITH AFFILIATES..........................................................32
         SECTION 6.7.      PERMITTED ACQUISITIONS:...............................................................32
         SECTION 6.8.      SENIOR FUNDED DEBT TO EBITDA RATIO....................................................33
         SECTION 6.9.      FIXED CHARGE COVERAGE RATIO...........................................................33
         SECTION 6.10.     TANGIBLE NET WORTH....................................................................34
         SECTION 6.11.     NAME, FISCAL YEAR AND ACCOUNTING METHOD...............................................34
         SECTION 6.12.     LIQUIDATION, MERGERS, CONSOLIDATIONS AND DISPOSITIONS OF SUBSTANTIAL
                           ASSETS................................................................................34
         SECTION 6.13.     NO AMENDMENTS.........................................................................34
         SECTION 6.14.     RESTRICTIONS ON DISTRIBUTIONS BY AND PURCHASES OF INTERESTS IN BORROWER
                           OR ANY SUBSIDIARY.....................................................................34
         SECTION 6.15.     OWNERSHIP OF SUBSIDIARIES.............................................................34

                                               ARTICLE VII   REPRESENTATIONS AND WARRANTIES


                                                                     iii


         SECTION 7.1.      ORGANIZATION; QUALIFICATION; AUTHORITY................................................35
         SECTION 7.2.      FINANCIAL STATEMENTS..................................................................35
         SECTION 7.3.      CONFLICTING AGREEMENTS AND OTHER MATTERS..............................................35
         SECTION 7.4.      GOVERNMENTAL CONSENT..................................................................36
         SECTION 7.5.      ENFORCEABILITY........................................................................36
         SECTION 7.6.      LITIGATION............................................................................36
         SECTION 7.7.      OUTSTANDING DEBT......................................................................36
         SECTION 7.8.      TITLE TO PROPERTIES...................................................................36
         SECTION 7.9.      TAXES.................................................................................36
         SECTION 7.10.     REGULATION U, ETC.....................................................................37
         SECTION 7.11.     ERISA.................................................................................37
         SECTION 7.12.     DISCLOSURE............................................................................37
         SECTION 7.13.     ENVIRONMENTAL MATTERS.................................................................37
         SECTION 7.14.     SUFFICIENCY OF CAPITAL................................................................38
         SECTION 7.15.     NO FINANCING OF CORPORATE TAKEOVERS...................................................38
         SECTION 7.16.     PRINCIPAL OFFICE, ETC.................................................................38
         SECTION 7.17.     COMPLIANCE WITH LAWS..................................................................38
         SECTION 7.18.     GOVERNMENT REGULATION.................................................................38
         SECTION 7.19.     INSIDER...............................................................................39
         SECTION 7.20.     FAIR LABOR STANDARDS ACT..............................................................39
         SECTION 7.21.     CASUALTIES............................................................................39
         SECTION 7.22.     INVESTMENT COMPANY ACT................................................................39
         SECTION 7.23.     NO DEFAULT............................................................................39
         SECTION 7.24.     REPRESENTATIONS AND WARRANTIES........................................................39
         SECTION 7.25.     SUBSIDIARIES..........................................................................39
         SECTION 7.26.     YEAR 2000 COMPLIANCE..................................................................40
         SECTION 7.27.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES............................................40

                                               ARTICLE VIII  DEFAULT

         SECTION 8.1.      EVENTS OF DEFAULT.....................................................................40
         SECTION 8.2.      REMEDIES UPON DEFAULT.................................................................42
         SECTION 8.3.      PERFORMANCE BY LENDER.................................................................42
         SECTION 8.4.      LENDER NOT IN CONTROL.................................................................43
         SECTION 8.5.      WAIVERS...............................................................................43
         SECTION 8.6.      CUMULATIVE RIGHTS.....................................................................43
         SECTION 8.7.      EXPENDITURES BY LENDER................................................................43
         SECTION 8.8.      APPLICATION OF PROCEEDS...............................................................43
         SECTION 8.9.      SETOFF................................................................................44


                                               ARTICLE IX    MISCELLANEOUS


                                                                     iv



         SECTION 9.1.      HEADINGS..............................................................................44
         SECTION 9.2.      NOTICES AND DELIVERIES................................................................45
         SECTION 9.3.      SURVIVAL OF AGREEMENTS................................................................46
         SECTION 9.4.      PARTIES IN INTEREST...................................................................46
         SECTION 9.5.      EXPENSES..............................................................................46
         SECTION 9.6.      TIME OF ESSENCE.......................................................................46
         SECTION 9.7.      RENEWAL, EXTENSION OR REARRANGEMENT...................................................46
         SECTION 9.8.      LIMITATION ON INTEREST................................................................47
         SECTION 9.9.      INCONSISTENT PROVISIONS...............................................................47
         SECTION 9.10.     CONSTRUCTION..........................................................................47
         SECTION 9.11.     SEVERABILITY..........................................................................47
         SECTION 9.12.     AMENDMENT.............................................................................48
         SECTION 9.13.     EXCEPTIONS TO COVENANTS...............................................................48
         SECTION 9.14.     COUNTERPARTS..........................................................................48
         SECTION 9.15.     COMMON ENTERPRISE.....................................................................48
         SECTION 9.16.     WAIVER OF JURY TRIAL..................................................................48
         SECTION 9.17.     GOVERNING LAW.........................................................................48
         SECTION 9.18.     MANDATORY ARBITRATION.................................................................49
         SECTION 9.19.     ENTIRE AGREEMENT......................................................................50


                                   CREDIT AGREEMENT

     THIS CREDIT AGREEMENT (this "AGREEMENT") is made and entered into as of the 1st day of December, 1998, between SBS TECHNOLOGIES, INC., a New Mexico corporation ("BORROWER"), and NATIONSBANK, N.A., a national banking association ("LENDER").

                                PRELIMINARY STATEMENT


     WHEREAS, Borrower and LENDER PREVIOUSLY EXECUTED THAT certain Amended and Restated Credit Agreement (as amended, the "AMENDED CREDIT AGREEMENT"), dated as of April 26, 1996, pursuant to which Borrower and Lender amended and restated that certain Credit Agreement (the "ORIGINAL CREDIT AGREEMENT"), dated as of April 28, 1995, related to a revolving credit and a term loan facility as therein described, which Amended Credit Agreement was amended pursuant to First Amendment to Amended and Restated Credit Agreement, dated as of November 16, 1996; and

     WHEREAS, Borrower previously paid the loans under the Amended Credit Agreement in full, and the commitment terminated; and

     WHEREAS, Borrower has requested from Lender a new revolving credit loan facility in an amount not to exceed $15,000,000 for general corporate purposes, including acquisitions of new Subsidiaries and letters of credit, and Lender has agreed to make such credit facility, subject to and upon the terms and conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, Borrower and Lender hereby covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1.   DEFINED TERMS.

     For all purposes of this Agreement, the following terms shall have the respective meanings assigned to them:

     "ACQUISITION" means any transaction pursuant to which Borrower or any of its Subsidiaries, (a) whether by means of a capital contribution or purchase or other acquisition of stock or other securities or other equity participation or interest, (i) acquires more than 50% of the equity interest in any Person pursuant to a solicitation by Borrower or such Subsidiary of tenders of equity securities of such Person, or through one or more negotiated block, market, private or other transactions, or a combination of any of the foregoing, or (ii) makes any corporation a Subsidiary of Borrower or such Subsidiary, or causes any corporation, other than a Subsidiary of Borrower or such Subsidiary, to be merged into Borrower or such Subsidiary (or agrees to be merged into any other corporation other than a wholly-owned Subsidiary (excluding directors' qualifying shares) of Borrower or such Subsidiary), or (b) purchases all or substantially all of the business or assets of any Person or of any operating division of any Person.

     "ACQUISITION CONSIDERATION" means the total consideration given and/or the amount of the Investment made by Borrower or any Subsidiary of Borrower in an Acquisition, including, without limitation, (a) capital stock or other securities or equity so given or invested, plus (b) the fair market value of any cash (whether paid at closing or in installments), property or services given or invested, plus (c) the amount of any Debt assumed, incurred or guaranteed by Borrower or any Subsidiary of Borrower in connection with such Acquisition, to the extent such Debt is included as part of the purchase price paid in such Acquisition on Borrower's consolidated financial statements, provided that all such amounts are approved by Lender.

     "ACQUISITION DATE" means, for any entity, the effective date on which such entity is acquired by Borrower or any Subsidiary of Borrower.

     "ADJUSTED LIBOR RATE" means on any date of determination for the relevant Interest Period with respect to a LIBOR Rate Portion, a rate of interest per annum equal to the sum of (a) the quotient obtained by dividing (i) the rate of interest determined by Lender at which deposits in dollars for the relevant Interest Period are offered based on information presented on the Telerate Screen as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period (PROVIDED, that if at least two such offered rates appear on the Telerate Screen in respect of such Interest Period, the arithmetic mean of all such rates (as determined by Lender) will be the rate used, and, PROVIDED FURTHER, that if Telerate ceases to provide LIBOR quotations, such rate shall be the average rate of interest determined by Lender (rounded upward to the nearest .01%) at which deposits in Dollars are offered for the relevant Interest Period by Lender (or its successor) to banks with combined capital and surplus in excess of $500,000,000 in the London interbank market as of 11:00 A.M. (London time) on the applicable Effective Date), by
(ii) the remainder of 1.00 minus the LIBOR Reserve Requirement, if any, on the applicable Effective Date, provided, that such LIBOR Reserve Requirement shall not change during the applicable Interest Period, plus (b) the FDIC Percentage in effect on the applicable Effective Date, provided, that such FDIC Percentage shall not change during the applicable Interest Period, together with any additional impositions, assessments, fees or surcharges that may be imposed on Lender (expressed as a percentage), to the extent such impositions, assessments, fees or surcharges are not reflected in the FDIC Percentage or the LIBOR Reserve Requirement and are generally imposed on banks with capitalization and supervisory risk factors comparable to Lender.

     "ADVANCE" means an Advance as defined in SECTION 2.1(a) to be made from time to time by Lender to Borrower hereunder from the Available Commitment.

     "AFFILIATE" of any Person means any other Person that is, directly or indirectly, through one or more Persons controlling, controlled by, or under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person.

     "AGREEMENT" means this Credit Agreement and all renewals, supplements, extensions, modifications, amendments, restatements and replacements hereof.

     "APPLICABLE LAW" means the Laws of the United States of America applicable to contracts made or performed in the State of Texas, including, without limitation, 12 USC Sections 85 and 86, as amended to the date hereof and as the same may be amended at any time and from time to time hereafter, and any other statute of the United States of America now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit, and the Laws of the State of Texas, including, without limitation, Chapter 1D of Article 5069, Title 79, Revised Civil Statutes of Texas, 1925, as amended at any time and from time to time hereafter and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit.

     "APPLICABLE RATE" has the meaning set forth in SECTION 3.3.

     "AVAILABLE COMMITMENT" means the maximum amount available to be advanced under the Credit Facility, being $15,000,000.00 as of the Closing Date, subject to reduction as provided in SECTION 3.6(c).

     "BASE RATE" means, on any date of determination, the greater of (a) the rate of interest per annum most recently announced by Lender as its prime rate in effect at its principal office, automatically fluctuating upward and downward until and at the time specified in each such announcement without special notice to Borrower or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer; and (b) the sum of the Federal Funds Rate plus 138 basis points.

     "BASE RATE SPREAD" means the applicable "Base Rate Spread" as shown on, and as determined in accordance with, SCHEDULE I attached hereto. The Base Rate Spread is subject to reduction or increase as provided herein and in SCHEDULE I.

     "BERG" MEANS SBS BERG TELEMETRY SYSTEMS, INC., A CALIFORNIA CORPORATION, AND ITS SUCCESSORS.

     "BIT 3" means SBS Bit 3 Operations, Inc., a Minnesota corporation, and its successors.

     "BORROWER" means SBS Technologies, Inc. (formerly known as SBS Engineering, Inc.), a New Mexico corporation, and its successors.

     "BUSINESS DAY" means (a) for all purposes other than as covered by clause (b) of this definition, any day of the week, other than Saturday, Sunday or other day that Lender is required or authorized by law or executive order to close, and (b) with respect to all requests, notices and determinations in connection with LIBOR Rate Portions, a day which is a Business Day described in clause (a) of this definition and which is a day for trading by and between banks for Dollar deposits in the London interbank market.

     "CAPITAL EXPENDITURES" means expenditures by Borrower or any of its Subsidiaries for fixed or capital assets, including without limitation expenditures for maintenance and repairs that should be capitalized in accordance with GAAP and including Capitalized Lease Obligations.

     "CAPITAL LEASE" means, as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date in accordance with GAAP.

     "CAPITALIZED LEASE OBLIGATIONS" of any Person means all obligations under Capital Leases, in each case taken at the amount thereof accounted for as Debt on a balance sheet of such Person in accordance with such GAAP.

     "CHANGE IN CONTROL" means the occurrence of any one or more of the following: (a) the acquisition by a person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act) of the beneficial ownership of issued and outstanding shares of the voting stock of Borrower, the result of which acquisition is that such person or such group possess in excess of 50% of the combined voting power of all the issued and outstanding voting stock of Borrower, or (b) during any period of twelve consecutive calendar months, individuals who were directors of Borrower on the first day of such period shall cease to constitute a majority of the Board of Directors of Borrower.

     "CLOSING DATE" means December 1, 1998

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITMENT FEE" has the meaning set forth in SECTION 2.3(a).

     "COMPLIANCE CERTIFICATE" means a certificate, signed by a duly authorized officer of Borrower, in the form of EXHIBIT A, appropriately completed.

     "CONTINGENT OBLIGATION" of any Person means any obligation, contingent or otherwise, of such Person (a) directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support or otherwise), or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) assuring any creditor or purchaser from such Person against loss, including without limitation, any recourse obligation with respect to loans or other receivables sold with recourse to such Person, provided that the term Contingent Obligation shall not include loan commitments or loan take-out agreements which are typically issued by providers of long-term debt, or endorsements for collection or deposit in the ordinary course of business.

     "CREDIT FACILITY" means the revolving credit facility arranged and provided to Borrower hereunder.

     "CREDIT PERIOD" means the period commencing on the Closing Date and continuing thereafter until the Termination Date.

     "DEBT" of any Person means at any date, without duplication, (a) all indebtedness, obligations and liabilities of such Person which, in accordance with GAAP and practices thereof, would be included in determining liabilities as shown in the liability section of the balance sheet of such Person, including, without limitation, all indebtedness, obligations and liabilities of such Person evidenced by bonds, debentures, notes or other similar instruments, whether recourse or non-recourse and whether secured or unsecured, trade payables, and structured financing transactions of any type, (b) all other indebtedness (including Capitalized Lease Obligations) of such Person on which interest charges are customarily paid or accrued, (c) all obligations for indebtedness in respect of Contingent Obligations of such Person and obligations under Interest and Foreign Exchange Hedge Agreements, (d) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, and (e) all personal liability of such Person as a general partner or joint venturer of a partnership or joint venture for obligations of such partnership or joint venture of the nature described in (a) through (d) preceding.

     "DEBTOR RELIEF LAWS" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, fraudulent conveyance, insolvency, reorganization or similar debtor relief Laws relating to the enforcement of creditors' rights generally from time to time in effect.

     "DEFAULT" means any of the events specified in SECTION 8.1, whether or not there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

     "DEFAULT RATE" means the fluctuating per annum rate of interest equal to the lesser of (a) four percent (4.0%) plus the Base Rate, or (b) the Maximum Lawful Rate.

     "DIRECT COSTS" has the meaning set forth in SECTION 3.5(g).

     "DISTRIBUTION" by any Person, means (a) with respect to any stock issued by such Person or any partnership or joint venture interest of such Person, the retirement, redemption, repurchase, or other acquisition for value of such stock, partnership or joint venture interest, (b) the declaration or payment of any dividend or other distribution, whether monetary or in kind, on or with respect to any stock, partnership or joint venture interest of such Person, and
(c) any other payment or distribution of assets in respect of an equity investment.

     "DOLLAR" and the sign "$" mean lawful money of the United States of America.

     "EBITDA" means for Borrower and its Subsidiaries, on a consolidated basis, the sum of (i) Income Before Tax plus (ii) Interest Expense (to the extent that such amounts have been deducted in determining Income Before Tax for such period), plus (iii) all amounts attributable to depreciation and/or amortization of intangible and other assets of Borrower and its Subsidiaries (to the extent that such amounts have been deducted in determining Income Before Tax), in each case determined for the immediately preceding four (4) consecutive fiscal quarters of Borrower.

     "EFFECTIVE DATE" has the meaning set forth in SECTION 3.5(c).

     "EMBEDDED COMPUTERS" means SBS Embedded Computers, Inc., a New Mexico corporation, and its successors.

     "EMPLOYEE PLAN" means at any time an employee benefit plan as defined in
Section 3(3) of ERISA that is now or was previously maintained, sponsored or contributed to by Borrower or any Guarantor or any ERISA Affiliate of Borrower or any Guarantor.

     "ENVIRONMENTAL LAWS" means all federal, state and local laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, and environmental matters applicable to the business or facilities of Borrower or any Subsidiary (whether or not owned by Borrower or any Subsidiary). Such laws and regulations include, but are not limited to, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, Toxic Substances Control Act, the Clean Water Act, the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Information System, all state and federal superlien and environmental cleanup programs and the U. S. Department of Transportation regulations.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all regulations issued pursuant thereto.

     "ERISA AFFILIATE" means any person that is treated as a single employer with Borrower or any Guarantor under Section 414 of the Code.

     "EVENT OF DEFAULT" means the occurrence of any of the events specified in
SECTION 8.1, provided there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

     "FDIC PERCENTAGE" shall mean, on any day, the net assessment rate (expressed as a percentage rounded to the next highest 1/100 of 1%) which is in effect on such day (under the regulations of the Federal Deposit Insurance Corporation or any successor) for determining the assessments paid by Lender to the Federal Deposit Insurance Corporation (or any successor) for insuring Eurocurrency deposits made in dollars at Lender's principal office in Dallas, Texas. Each good faith determination of said percentage made by Lender shall, in the absence of manifest error, be binding; however, in the event any error in such determination is discovered, appropriate adjustment shall be made to such percentage.

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Administrative Agent on such day on such transactions from three Federal funds brokers of recognized standing.

     "FINANCIAL STATEMENTS" means, with respect to any Person, such financial information with respect to such Person as Lender shall from time to time deem necessary or appropriate; however, such term shall include, but shall not be limited to, balance sheets, profit and loss statements, reconciliation of capital and surplus and statements of cash flow with respect to such Person.

     "FIXED CHARGE COVERAGE RATIO" means, for any date of determination, the ratio of (a) EBITDA plus Operating Lease Expense, minus (i) federal income taxes of Borrower and its Subsidiaries, minus (ii) Capital Expenditures, all for the immediately preceding four (4) fiscal quarters of Borrower, to (b) the sum of
(i) Interest Expense plus (ii) Operating Lease Expense plus (iii) principal payments on Debt (exclusive of the $3,000,000 final principal payment made
July 1, 1998 to the holders of the indebtedness incurred in connection with Borrower's acquisition of Bit 3) plus (iv) Distributions, all for the immediately preceding four (4) fiscal quarters of Borrower.

     "FOREIGN SUBSIDIARY" means any Subsidiary of Borrower that is incorporated or organized in a jurisdiction outside the United States, being Holdings GmbH, or Industrial and ortec Electronic as of the Closing Date.

     "GAAP" means generally accepted accounting principles, practices and procedures applied on a consistent basis, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements or pronouncements of the Financial Accounting Standards Board, which are applicable in the circumstances as of the date in question; and the requirement that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

     "GREENSPRING" means SBS GreenSpring Modular I/O, Inc., a California corporation, and its successors.

     "GUARANTOR" means each Subsidiary of Borrower that is not a Foreign Subsidiary, and their respective successors and assigns.

     "GUARANTY AGREEMENT" means a guaranty agreement in form and content satisfactory to Lender executed by a Guarantor for the benefit of Lender, guaranteeing full payment and performance of the obligations of Borrower under this Agreement, the Note and the other Loan Documents.

     "HOLDINGS GMBH" means SBS Holdings GmbH, a Subsidiary of Borrower that is organized and existing under German law, and its successors.

     "HOLDINGS GMBH OPTION PAYMENT" means the payment presently intended to be made by Holdings GmbH on or about February 28, 1999, in the approximate amount of $10,000,000, to exercise its existing option to acquire all remaining ownership interests in or Industrial and ortec Electronic not owned by Holdings GmbH on the Closing Date, whereupon Holdings GmbH will own 100% of or Industrial and ortec Electronic.

     "INCOME BEFORE TAX" means the net income (or loss) of Borrower and its Subsidiaries during the applicable period, before federal income taxes, determined on a consolidated basis and in accordance with GAAP; provided that the calculation of Income Before Taxes shall be made exclusive of the one-time charge in the amount of $527,514 for in-progress research as reflected in Borrower's Form 10Q for the quarter ending September 30, 1998.

     "INDEMNITEE" has the meaning set forth in SECTION 5.13.

     "INTANGIBLE ASSETS" of any Person means those assets of such Person which are (a) deferred assets, other than prepaid insurance and prepaid taxes,
(b) patents, copyrights, trademarks, tradenames, franchises, goodwill, experimental expenses and other similar assets which would be classified as intangible assets on a balance sheet of such Person, prepared in accordance with GAAP, and (c) unamortized debt discount and expenses.

     "INTEREST ADJUSTMENT DATE" shall mean the earlier of either the last day of an Interest Period or the Termination Date.

     "INTEREST EXPENSE" means, for any period, the interest expense which is required to be shown as such on the financial statements of Borrower and its Subsidiaries, on a consolidated basis, prepared in accordance with GAAP.

     "INTEREST AND FOREIGN EXCHANGE HEDGE AGREEMENTS" means any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, as the same may be amended or modified and in effect from time to time, and any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "INTEREST PAYMENT DATE" means the first day of each calendar quarter commencing on January 1, 1999, and continuing on each April 1, July 1, October 1 and January 1 thereafter; provided, that with respect to a LIBOR Rate Portion, the Interest Payment Date shall be the last day of the Interest Period for such LIBOR Rate Portion.

     "INTEREST PERIOD" means, subject to the limitations set forth in
SECTION 3.5, with respect to a LIBOR Rate Portion under the Credit Facility, a period commencing on the Effective Date of such LIBOR Rate Portion and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter, as Borrower may request in the Minimum Notice Requirement; provided that any Interest Period ending on a date later than the Termination Date shall be deemed to end on the Termination Date.

     "INVESTMENT" in any Person means any investment, whether by means of purchase of any share or interest, loan, advance (other than advances to employees for travel expenses, drawing accounts and similar expenditures in the ordinary course of business), extension of credit, capital contribution or otherwise, in or to such Person, the Contingent Obligations of such Person or the subordination of any claim against such Person to other Debt of such Person.

     "LAWS" means all statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.

     "LENDER" means NationsBank, N.A. (successor in interest by merger to NationsBank of Texas, N.A.), a national banking association, and its successors and assigns.

     "LETTER OF CREDIT EXPOSURE" means the aggregate amount of the unfunded portion of each Letter of Credit outstanding at any time.

     "LETTER OF CREDIT FEE" has the meaning set forth in SECTION 2.3(b).

     "LETTERS OF CREDIT" means all standby letters of credit and commercial letters of credit issued by Lender on or after the Closing Date for the account of Borrower pursuant to this Agreement.

     "LIBOR MARGIN" means the applicable "LIBOR Margin" as shown on, and as determined in accordance with, SCHEDULE I attached hereto. The LIBOR Margin is subject to automatic reduction or increase as provided in SCHEDULE I.

     "LIBOR RATE" means a per annum rate equal to the sum of the Adjusted LIBOR Rate plus the LIBOR Margin.

     "LIBOR RATE PORTION" means an Advance or a portion of the Credit Facility that bears interest computed with reference to the LIBOR Rate in accordance with
SECTION 3.5.

     "LIBOR RESERVE REQUIREMENT" means, on any day, that percentage (expressed as a decimal fraction) which is in effect on such date, as provided by the Federal Reserve System for determining the maximum reserve requirements generally applicable to financial institutions regulated by the Federal Reserve Board comparable in size and type to Lender (including, without limitation, basic supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding (or, if reserves for Eurocurrency liabilities are not separately stated in such regulations, the other applicable category of liabilities which includes deposits by reference to which the interest rate on a LIBOR Rate Portion is determined). Each good faith determination by Lender of the LIBOR Reserve Requirement, shall, in the absence of manifest error, be binding; however, in the event any error in such determination is discovered, appropriate adjustment shall be made in the LIBOR Reserve Requirement.

     "LIEN" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give or not to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement (other than a financing statement with respect to an Operating Lease), in each case whether arising by agreement or under any statute or law, or otherwise.

     "LITIGATION" means any proceeding, claim, lawsuit, arbitration and/or investigation conducted or, to the knowledge of the applicable Person, threatened by or before any Tribunal, including, but not limited to, proceedings, claims, lawsuits, arbitrations, and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax, or other Law, or under or pursuant to any contract, agreement or other instrument.

     "LOAN DOCUMENTS" means this Agreement, the Note, the Guaranty Agreements, the Pledge Agreement, the Letters of Credit, the LOC Applications, any and all Interest and Foreign Exchange Hedge Agreements, and all other agreements evidencing, securing, assuring performance of or pertaining to the Obligations and all other agreements, certificates and documents delivered by

Borrower and/or any Subsidiary hereunder or any other Person pursuant hereto, whether now existing or hereafter arising, as same may have heretofore been, or may contemporaneously herewith or hereafter be, amended, restated, supplemented or otherwise modified from time to time.

     "LOC APPLICATION" has the meaning set forth in SECTION 2.2(d).

     "MARGIN REGULATIONS" mean Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means an effect resulting from any act, event or circumstance whatsoever (including without limitation the filing of or any adverse development in, any Litigation that) in Lender's reasonable judgment is (i) material and adverse to the financial condition, business operations or prospects of Borrower, (ii) in any material manner whatsoever to adversely affect the validity or enforceability of any of the Loan Documents, (iii) in any material manner impairs the ability of Borrower and/or its Subsidiaries to fulfill any material obligation under the Loan Documents, or (iv) causes a Default or Event of Default.

     "MAXIMUM LAWFUL RATE" means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the Credit Facility at such time to exceed the maximum amount that Lender would be allowed to contract for, charge, take, reserve, or receive under applicable federal or state law after taking into account, to the extent required by applicable law, any and all relevant payments, fees or charges under the Loan Documents. If and to the extent the laws of the State of Texas are applicable for purposes of determining the "Maximum Lawful Rate", such term shall mean the "weekly ceiling" from time to time in effect under Chapter 1D of the Texas Credit Title, as amended (the "ACT"), or, if permitted by applicable law and effective upon the giving of the notices required by the Act (or effective upon any other date otherwise specified by applicable law), the "monthly", "quarterly" or "annualized" ceiling from time to time in effect under the Act, whichever Lender shall elect to substitute for the "weekly ceiling," and VICE VERSA, each such substitution to have the effect provided in the Act, and Lender shall be entitled to make such election from time to time and one or more times and, without notice to Borrower, to leave any such substitute rate in effect for subsequent periods in accordance with the Act. If under federal or applicable state law there is no legal limitation on the amount or rate of interest that may be charged on amounts outstanding under the Credit Facility, there shall be no Maximum Lawful Rate, notwithstanding any reference thereto herein or in any of the other Loan Documents.

     "MICRO" means SBS Micro Alliance, Inc., a California corporation, and its successors.

     "MINIMUM NOTICE REQUIREMENT" has the meaning set forth in SECTION 3.5(a).

     "MINORITY INVESTMENT" means any transaction pursuant to which Borrower or any of its Subsidiaries, whether by means of a cash payment, capital contribution or purchase or other acquisition of stock or other securities or other equity participation or interest of any type (including without limitation partnership interests, limited liability company interests or joint venture interests), acquires 50% or less of the equity interests in any Person.

     "MINORITY INVESTMENT CONSIDERATION" means the total consideration given and/or the amount of the Investment made by Borrower or any Subsidiary of Borrower in a Minority Investment, including without limitation (a) capital stock or other securities or equity so given or invested, plus (b) the fair market value of any cash (whether paid at closing or in installments), property or services given or invested, plus (c) the amount of any Debt assumed, incurred or guaranteed by Borrower or any Subsidiary of Borrower in connection with such Minority Investment, to the extent such Debt is included as part of the purchase price paid in such Minority Investment on Borrower's consolidated financial statements.

     "NOTE" means the Revolving Promissory Note dated the date hereof, in the maximum principal amount of $15,000,000.00, executed by Borrower and payable to the order of Lender, in the form of EXHIBIT A attached hereto, and any and all renewals, supplements, extensions, modifications, amendments, restatements and replacements thereof.

     "NOTICE OF BORROWING" has the meaning set forth in SECTION 2.2(a).

     "OBLIGATIONS" means:

          (i) all present and future indebtedness, obligations and liabilities of Borrower or any Subsidiary or any other Person to Lender evidenced by or arising pursuant to this Agreement, the Note or any of the other Loan Documents (including without limitation related to any Letter of Credit), regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several;

         (ii) all present and future indebtedness, obligations and liabilities of Borrower or any Subsidiary to Lender arising pursuant to or represented by the Note, and all interest accruing thereon, and attorneys' fees incurred in the enforcement or collection thereof;

        (iii) all costs incurred by Lender to obtain, preserve, perfect and enforce the Liens and/or security interests securing payment of all or any portion of the foregoing indebtedness, liabilities and obligations, or to maintain, preserve and collect the property in which Lender has been granted a Lien to secure payment of the indebtedness, liabilities and obligations of Borrower or any Subsidiary, or any part thereof, including but not limited to, taxes, assessments, insurance premiums, repairs, reasonable attorneys' fees and legal expenses, rent, storage charges, advertising costs, brokerage fees and expenses of sale; and

         (iv) all renewals, extensions and modifications of the indebtedness, obligations and liabilities referred to in the foregoing clauses, or any part thereof.

     "OPERATING LEASE EXPENSE" means for any period the lease expense under all Operating Leases for Borrower and its Subsidiaries on a consolidated basis.

     "OPERATING LEASES" means operating leases, as defined in the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 13, dated November 1976.

     "OR COMPUTERS" means or Computers, Inc., a Delaware corporation, and its successors.

     "OR INDUSTRIAL" means or Industrial Computers GmbH, a Subsidiary of Borrower organized and existing under German law, and its successors.

     "ORTEC ELECTRONIC" means ortec Electronic Assembly GmbH, a Subsidiary of Borrower organized and existing under German law, and its successors.

     "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

     "PERMITTED ACQUISITION" means (a) an Acquisition in which (i) the Acquisition Consideration therefor is less than $10,000,000, (ii) after giving effect to such Acquisition, the aggregate Acquisition Consideration for all Acquisitions during the Credit Period, together with the aggregate Minority Investment Consideration for all Minority Investments made during the Credit Period, is less than $10,000,000 (exclusive of the Holdings GmbH Option Payment if and when made), (iii) as of the Acquisition Date for such Acquisition the aggregate amount outstanding under the Credit Facility is less than $11,000,000, and (iv) all of the requirements set forth in SECTION 6.7 have been satisfied with respect to such Acquisition, or (b) an Acquisition for which the requirements of SECTION 6.7 have been satisfied (unless waived by Lender) and that has been specifically approved in writing by Lender prior to the Acquisition Date therefor.

     "PERMITTED INVESTMENTS" means (a) cash and obligations issued or guaranteed by the United States of America, (b) obligations issued or guaranteed by any Person controlled or supervised by and acting as an agency or instrumentality of the United States of America pursuant to authority granted by the Congress of the United States, (c) certificates of deposit issued, or banker's acceptances drawn on and accepted by, or money market accounts or time deposits in, commercial banks which are members of the Federal Deposit Insurance Corporation and which have a combined capital, surplus and undistributed profits of at least $50,000,000, (d) repurchase agreements with any such commercial bank, or with broker-dealers or other institutions, that are secured by obligations issued or guaranteed by the United States of America or an agency or instrumentality thereof, (e) other money market instruments, and mutual funds substantially all of the assets of which are invested in any or all of the investments described in clauses (a) through (d) above, (f) commercial paper rated P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation on the date of acquisition, and (g) Minority Investments so long as (i) the Minority Investment Consideration therefor is less than $10,000,000, (ii) the aggregate Minority Investment Consideration for all Minority Investments made during the Credit Period, together with the aggregate Acquisition Consideration for all Acquisitions made during the Credit Period, does not exceed $10,000,000 (exclusive of the Holdings GmbH Option Payment if and when made), and (iii) the aggregate amount outstanding under the Credit Facility is less than $11,000,000 as of the closing date of such Minority Investment.

     "PERMITTED LIENS" means: (i) Liens granted to Lender to secure the Obligations, (ii) pledges or deposits made to secure payment of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs or to secure performance of bids, tenders, contracts or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance or similar bonds in the ordinary course of business,
(iii) Liens imposed by mandatory provisions of law such as for materialmen's, mechanics', warehousemen's and other like Liens arising in the ordinary course of business, securing debt for which payment is not yet due or which are being contested in good faith and as to which Borrower has notified Lender and established adequate cash reserves in accordance with GAAP, if requested by Lender, or provided cash deposits or other security therefor (any which Liens shall be discharged before any one action to foreclose same) is initiated,
(iv) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves have been provided, (v) Capital Leases in connection with Debt permitted by SECTION 6.1 insofar as such Liens cover only the property acquired by a Person under such Capital Lease, and (vi) purchase money liens securing Debt permitted by SECTION 6.1(vi).

     "PERSON" means any individual, partnership (general or limited), joint venture, corporation, limited liability company or partnership, a trust, associates, unincorporated organization or other enterprise or any government or any department, Tribunal, agency or political subdivision thereof.

     "PLEDGE AGREEMENT" means a Pledge and Security Agreement, executed by Borrower and/or any other applicable Subsidiary owning an interest in a Foreign Subsidiary, in favor of Lender, covering at least 65% of the issued and outstanding stock or other ownership interests of Borrower and such other Subsidiary in a Foreign Subsidiary of Borrower, in form and substance acceptable to Lender.

     "PRINCIPAL OFFICE" means the office of Lender located at 901 Main Street, Dallas, Texas 75202.

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time and shall include any successor or other regulation or official interpretation of the Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks that is applicable to member banks of the Federal Reserve System.

     "REGULATORY CHANGE" means the adoption after the Closing Date of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Tribunal charged with the administration thereof, other than any changes related to income, excise or franchise taxes applicable to any Lender.

     "REPORTABLE EVENT" has the meaning specified in Title IV of ERISA.

     "RIGHTS" means rights, remedies, powers and privileges.

     "SENIOR FUNDED DEBT" means all Debt of Borrower and its Subsidiaries which is evidenced by promissory notes, loan agreements, bonds or similar instruments, but excluding Subordinated Debt, as such amount is required to be shown on the financial statements of Borrower prepared on a consolidated basis and in accordance with GAAP on the date of determination.

     "SENIOR FUNDED DEBT TO EBITDA RATIO" means the ratio of (a) Senior Funded Debt to (b) EBITDA.

     "SOLVENT" has the meaning assigned to such term in SECTION 7.14.

     "SPECIAL COUNSEL" means the law firm of Jackson Walker L.L.P., Dallas, Texas, Special Counsel to Lender, and any other attorney or law firm representing Lender.

     "SUBORDINATED DEBT" means such Debt of any Person as has been subordinated, with respect to payment, collection, collateral, liquidation and otherwise, to the Obligations pursuant to a written subordination agreement or other agreement, in form and substance acceptable to Lender, executed by such Person, Lender, the owner and holder of such Debt and such other Persons as Lender deems necessary or appropriate.

     "SUBSIDIARY" means, for any Person, any corporation, partnership or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including that of a general partner) is at the time directly or indirectly owned by, or the management is otherwise controlled by, such Person and any Subsidiaries of such Person, expressly including for Borrower, Berg, Bit 3, GreenSpring, Embedded Computers, Micro, Holdings GmbH, VI Computer, or Industrial Computers, ortec Electronic and or Computers. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on). Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of Borrower and its Subsidiaries.

     "TANGIBLE NET WORTH" means, as of any date, (a) the total shareholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a consolidated balance sheet of Borrower and its Subsidiaries prepared as of such date in accordance with GAAP, LESS (b) the aggregate book value of Intangible Assets shown on such consolidated balance sheet of Borrower, prepared in accordance with GAAP and LESS (c) unamortized debt discount and expenses.

     "TARGET" has the meaning given such term in SECTION 6.7.

     "TAXES" means all taxes, assessments, fees or other charges from time to time or at any time imposed by any Laws or by any Tribunal.

     "TELERATE SCREEN" means the display designated as Screen 3750 on the Telerate System or such other screen on the Telerate System as shall display the London interbank offered rates for deposits in U.S. Dollars quoted by selected banks.

     "TERMINATION DATE" means the earliest to occur of (i) November 30, 1999,
(ii) the date on which payment of the Note is accelerated or becomes immediately due and payable pursuant to SECTION 8.2 hereof or the terms of the Note, or
(iii) the date that the Available Commitment is terminated or reduced to zero pursuant to the provisions of this Agreement.

     "TRIBUNAL" means any state, commonwealth, federal, foreign, territorial or other court or governmental department, commission, board, bureau, agency or instrumentality.

     "UCC" means the Uniform Commercial Code in effect under the laws of the State of Texas, as amended, or, if stated with reference to another jurisdiction, the Uniform Commercial Code as adopted in the relevant jurisdiction.

     "UNUSED FEE" has the meaning set forth in SECTION 2.3(c).

     "VARIABLE RATE" means a fluctuating per annum rate of interest equal to the sum of the Base Rate plus the Base Rate Spread.

     "VARIABLE RATE PORTION" means an Advance or a portion of the Credit Facility that bears interest computed with reference to the Variable Rate.

     "VI COMPUTER" means VI Computer, a California corporation, and its successors.

     SECTION 1.2. SINGULAR AND PLURAL; GENDER. Each term defined in the singular form in SECTION 1.1 shall mean the plural thereof when the plural form of such term is used in this Agreement, and each term defined in the plural form in SECTION 1.1 shall mean the singular thereof when the singular form of such term is used in this Agreement. Words of any gender shall include each other gender where appropriate.

     SECTION 1.3. SUBSTANTIVE DEFINITIONS. The terms, provisions and agreements set forth in the definitions contained in SECTION 1.1 shall be substantive terms of this Agreement and fully binding on the parties hereto.

     SECTION 1.4. MONEY. Unless stipulated otherwise, all references herein or in any of the Loan Documents to "Dollars," "$," "money," "payments" or other similar financial or monetary terms are references to lawful money of the United States of America.

     SECTION 1.5. CAPTIONS; REFERENCES. The captions in this Agreement and in the table of contents hereof are for convenience of reference only and shall not define, affect or limit any of the terms or provisions hereof. All references herein to Articles and Sections are, unless specified otherwise, references to articles and sections of this agreement. Unless specifically indicated otherwise, all references herein to an "Exhibit," "Annex" or "Schedule" are references to exhibits, annexes or schedules attached hereto, all of which are incorporated herein and made a part hereof for all purposes, the same as if set forth fully herein, it being understood that if any exhibit, annex or schedule attached hereto which is to be executed and delivered contains blanks, the same shall be completed correctly and in accordance with this Agreement prior to or at the time of the execution and delivery thereof. The words "herein," "hereof," "hereunder" and other similar compounds of the word "here" when used in this agreement shall refer to the entire Agreement and not to any particular provision or section unless specifically indicated otherwise.

     SECTION 1.6. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with, GAAP.


                                  ARTICLE II

                            COMMITMENT AND ADVANCES

     SECTION 2.1.   COMMITMENT.

            (a) ADVANCES. Subject to and upon the terms, covenants and conditions set forth in this Agreement, Lender agrees to make the Available Commitment, and to make advances ("ADVANCES") of funds to Borrower from time to time under the Credit Facility from the Closing Date to, but not including, the Termination Date. Immediately after giving effect to each Advance pursuant to this SECTION 2.1(a), the amount of the Note which is outstanding at any time shall at no time exceed the Available Commitment, less any Letter of Credit Exposure. Each Advance shall be made under, and shall be evidenced by, the Note. Advances of the Available Commitment issued hereunder shall be used
(i) to finance Permitted Acquisitions, (ii) to provide working capital funds to Borrower and its Subsidiaries, (iii) for other general corporate purposes, and
(iv) to fund drawings on any of the Letters of Credit.

            (b) LETTERS OF CREDIT. Subject to and upon the terms, covenants and conditions set forth in this Agreement, Letters of Credit will be issued by Lender for the account of Borrower or any Subsidiary (provided, that, with respect to Letters of Credit issued for a Subsidiary, the applicable LOC Application must be co-signed by Borrower) for any of the purposes for which Borrower may obtain an Advance referenced in
SECTION 2.1(a)(i) THROUGH (iii); provided, that, (i) each such Letter of Credit shall be issued on a Business Day, (ii) after the issuance of any such Letter of Credit, (A) the Letter of Credit Exposure plus the outstanding principal balance of the Note must be less than or equal to the Available Commitment (as the same may be adjusted as herein provided), and (B) the Letter of Credit Exposure shall not at any time exceed One Million and No/100 Dollars ($1,000,000.00) in the aggregate for all outstanding Letters of Credit, and (iii) each such Letter of Credit must have an expiration date no later than the ninetieth (90th) day after the Termination Date.

     SECTION 2.2. METHOD OF BORROWING. (a) ALL ADVANCES. Borrower shall notify Lender at Lender's Principal Office, not later than the time required for the applicable type of Advance pursuant to SECTIONS 2.2(b) and (c), of the amount of such Advance and the date such Advance is to be effected (which shall be a Business Day), which notice shall specify what portion of such Advance is to be a LIBOR Rate Portion and/or a Variable Rate Portion. Such notification of a proposed Advance (a "NOTICE OF BORROWING") may be by telephone or in writing from an authorized officer or designated employee of Borrower, provided that upon the request of Lender, Borrower shall submit a written Notice of Borrowing confirming the terms of any telephonic Notice of Borrowing, and at any time Lender may notify Borrower that each Notice of Borrowing thereafter shall be in writing. Each Notice of Borrowing shall be in the form of EXHIBIT F attached hereto, and shall be irrevocable and binding on Borrower. Provided that all conditions precedent to the making of such Advance have been satisfied, Lender shall, on the date requested for such Advance, deposit the funds so requested in the deposit account of Borrower with Lender. Borrower understands and agrees that Lender may make Advances under the Available Commitment at any time, at Lender's discretion and without notice to, or any notice from, Borrower, to fund and pay (i) any draw made on any Letter of Credit, provided, that subsequent to such Advance Lender agrees to make a reasonable effort to notify Borrower of such Advance, by telephone or otherwise, but failure to so notify will not impair or jeopardize any of Lender's rights or interests hereunder, and (ii) any amounts that are advanced to Borrower's deposit account(s) with Lender to cover overdrafts pursuant to Borrower's "autoborrow" agreement with Lender or otherwise.

            (b)     VARIABLE RATE ADVANCES.   In the case of any Advance which
is to be a Variable Rate Portion, Borrower, acting through an authorized officer, shall give Lender prior to 10:00 a.m., Dallas, Texas time, on the date of any such proposed Advance, an irrevocable Notice of Borrowing stating Borrower's intention to borrow or reborrow such Variable Rate Advance hereunder. Such Notice of Borrowing shall specify the requested funding date, which shall be a Business Day and the amount of the proposed Variable Rate Portion to be advanced by Lender, and shall be accompanied by the documents required to be delivered pursuant to ARTICLE IV.

            (c) LIBOR RATE ADVANCES. In the case of any Advance which is to be a LIBOR Rate Portion, Borrower, acting through an authorized officer, shall give to Lender at least three (3) Business Days' prior to the date of any such proposed Advance an irrevocable Notice of Borrowing stating Borrower's intention to borrow or reborrow such Advance hereunder. Notice shall be given to Lender prior to 10:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required. LIBOR Rate Portions shall in all cases be subject to availability of LIBOR funds to Lender and to SECTION 3.5 hereof. For LIBOR Rate Portions, the Notice of Borrowing shall (i) specify the requested funding date, which shall be a Business Day, the aggregate amount of the proposed aggregate LIBOR Rate Portions to be made by Lender, the Interest Period selected (provided that no such Interest Period shall extend past the Termination Date) and (ii) be accompanied by the documents required to be delivered pursuant to ARTICLE IV. The amount of LIBOR Rate Portion to be made on any funding date shall not be less than Fifty Thousand and No/100 Dollars ($50,000.00) or greater whole multiples of Fifty Thousand and No/100 Dollars ($50,000.00).

            (d)     METHOD OF ISSUING LETTERS OF CREDIT.  Not less than three
(3) Business Days prior to the requested date of issuance of any Letter of Credit, Borrower shall deliver to Lender a Notice of Borrowing and shall execute (together with any applicable Subsidiary) and deliver to Lender the customary letter of credit application and agreement used by Lender from time to time (the "LOC APPLICATION"). Nothing in this Agreement shall prohibit Lender from modifying the form of LOC Application in effect from time to time in connection with the issuance of any Letter of Credit, provided that, such modification does not substantially modify this Agreement to the detriment of Borrower. In the event of a direct conflict between the provisions of the LOC Application and this Agreement, the provisions of this Agreement shall govern. Each Letter of Credit will be an irrevocable standby letter of credit (which can be drawn on by sight draft) or a commercial letter of credit used in the operation of Borrower's business and sales of inventory, and each shall be issued for the account of Borrower or for the account of a Subsidiary (in which event the applicable LOC Application must be co-signed by Borrower). Upon satisfaction of the applicable conditions precedent set forth in ARTICLE IV, and subject to the other terms and conditions of this Agreement, Lender shall issue Letters of Credit within three (3) Business Days from receipt by Lender of the fully executed LOC Application (so long as the requested terms of such Letter of Credit are acceptable to Lender in its reasonable discretion).

     SECTION 2.3.   FEES.

            (a) COMMITMENT FEE. In consideration of the commitment of Lender to make Advances under the Credit Facility upon the terms and conditions set forth in this Agreement, and the reserving of sufficient funds by Lender from which to make disbursement of the Advances, Borrower shall pay to Lender on the Closing Date a one-time fee in the sum of $5,000.00.

            (b) LETTER OF CREDIT FEE. Borrower shall pay to Lender an issuance fee which shall be due and payable on the date of issuance of each Letter of Credit in an amount equal to (i) 2.0% of the stated amount of the Letter of Credit to be issued in the case of a standby letter of credit, or
(ii) 1.00% of the stated amount of the Letter of Credit to be issued in the case of a commercial Letter of Credit.

            (c) UNUSED FEES. In consideration for Lender making available the Available Commitment, Borrower agrees to pay, commencing on the first day of the first calendar quarter after the Closing Date and continuing on the first day of each calendar quarter thereafter during the term of the Credit Facility, a non-refundable fee equal to (a) 0.20% TIMES (b) the average daily unused portion of the Available Commitment during the calendar quarter immediately preceding the date on which such fee is to be paid. The Unused Fee is to be computed based on the number of actual days elapsed, assuming each calendar year consisted of 360 days, subject, however, to proportionate adjustments if the Closing Date occurs or the term of the Available Commitment ends other than at the beginning or end of a calendar quarter.


                                  ARTICLE III

                          TERMS OF CREDIT FACILITY

     SECTION 3.1.   NOTE.  The Credit Facility shall be evidenced by the Note.

     SECTION 3.2. MATURITY. All outstanding principal of the Note, together with all accrued but unpaid interest and other amounts owed with respect thereto, shall be due and payable in full on the Termination Date.

     SECTION 3.3. INTEREST RATE. Interest on the outstanding principal balance of the Note shall accrue at a rate per annum equal to the lesser of
(i) at Borrower's option exercised in accordance with the terms of this Agreement, the Variable Rate or the LIBOR Rate with respect to the respective Variable Rate Portions and LIBOR Rate Portions outstanding under the Note from time to time, subject, however, to the provisions of SECTION 9.8 (the "APPLICABLE RATE"), or (ii) the Maximum Lawful Rate; provided, however, if at any time the Applicable Rate exceeds the Maximum Lawful Rate, resulting in the charging of interest hereunder to be limited to the Maximum Lawful Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest below the Maximum Lawful Rate until the total amount of interest accrued on the indebtedness evidenced hereby equals the amount of interest which would have accrued on such indebtedness if the Applicable Rate had at all times been in effect.

     Without notice to Borrower or anyone else, the Variable Rate and the Maximum Lawful Rate shall each automatically fluctuate upward and downward as and in the amount by which the Base Rate and Maximum Lawful Rate, respectively, fluctuate, subject always to limitations contained in this Agreement. In addition, without notice to Borrower or anyone else, the Variable Rate and the LIBOR Rate initially provided for under this Agreement shall fluctuate upward or downward from time to time based on changes in Senior Funded Debt to EBITDA Ratio pursuant to SCHEDULE I. Such changes shall occur on the first day of the calendar month following the month in which Lender receives the quarterly financial statements and related officer's certificate required to be delivered by Borrower pursuant to SECTIONS 5.1 (a) AND (c) hereof showing that such adjustment is appropriate

(except that with respect to any LIBOR Rate then in effect, such change shall occur at the end of the applicable Interest Period).

     SECTION 3.4. INTEREST PAYMENTS. Interest on the Note, computed as provided in SECTION 3.13, shall be due and payable as it accrues on each Interest Payment Date, and on demand after the Termination Date so long as any principal of the Note remains unpaid.

     SECTION 3.5.   LIBOR RATE PORTIONS.

            (a) Upon at least three (3) Business Days' prior written notice to Lender ("MINIMUM NOTICE REQUIREMENT"), Borrower may, on any Interest Adjustment Date, convert amounts of any LIBOR Rate Portion into a Variable Rate Portion, with interest accruing thereon with reference to the Variable Rate, as provided in SECTION 3.3 above.

            (b) Upon satisfaction by Borrower of the Minimum Notice Requirement, and subject to the conditions provided in this Agreement and the Note, Borrower may, on any date prior to the Termination Date convert amounts of not less than Fifty Thousand and No/100 Dollars ($50,000.00) on the same date (or any whole multiple of Fifty Thousand and No/100 Dollars ($50,000.00) in excess thereof) of any Variable Rate Portion into one or more LIBOR Rate Portions with interest accruing thereon with reference to the LIBOR Rate as provided in SECTION 3.3 above, for the Interest Period selected in such notice.

            (c) To the extent Borrower has not made an effective election under and in accordance with SUBPARAGRAPHS (a) OR (b) above (including without limitation at the expiration of an Interest Period), the Applicable Rate shall be the Variable Rate for all amounts outstanding under the Note. If Borrower has failed to make such election at the end of an Interest Period for any LIBOR Rate Portion under the Note, such LIBOR Rate Portion then maturing shall become a Variable Rate Portion.

            (d) Each notice of a LIBOR Rate election by Borrower must satisfy the Minimum Notice Requirement and shall include the following:
(i) Borrower's election of the LIBOR Rate; (ii) Borrower's choice of an Interest Period during which the LIBOR Rate will apply; (iii) Borrower's election of the effective date (the "EFFECTIVE DATE") on which the LIBOR Rate Portion shall begin; and (iv) the amount of outstanding loan principal to which the LIBOR Rate shall apply. Borrower shall give written notice of each such election to Lender.

            (e) Borrower's election to convert to the LIBOR Rate is subject to the following conditions: (1) with respect to any LIBOR Rate Portion, the FDIC Percentage and the LIBOR Reserve Requirement cannot be changed for any particular LIBOR Rate Portion subsequent to the Effective Date of such LIBOR Rate Portion and the period during which the LIBOR Rate will apply shall be limited to the Interest Period, elected by Borrower in its notice to Lender which Interest Period shall commence on the Effective Date; (2) Borrower's written notice of an election shall be received by Lender in time to satisfy the Minimum Notice Requirement; (3) the last day of the

Interest Period will not be subsequent in time to the Termination Date; (4) in the case of a continuation of a LIBOR Rate Portion, the Interest Period applicable after such continuation shall commence on the last day of the preceding Interest Period; (5) there shall never be more than six (6) LIBOR Rate Portions in effect at any one time under the Note; (6) no LIBOR Rate election shall be made after the occurrence and during the continuance of a Default (for which Borrower has received written notice if and to the extent such notice is required to be delivered by Lender pursuant to the Loan Documents as a condition to the occurrence of an Event of Default) or Event of Default; and (7) no LIBOR Rate election shall be made if Lender determines by reason of circumstances affecting the interbank Eurodollar market that either adequate or reasonable means do not exist for ascertaining the LIBOR Rate for any Interest Period, or it becomes impracticable for Lender to obtain funds by purchasing Dollars in the interbank Eurodollar market, or if Lender determines that the LIBOR Rate will not adequately or fairly reflect the costs to Lender of maintaining the applicable LIBOR Rate Portions at such rate, or if as a result of any Regulatory Change, it shall become unlawful or impossible for Lender to maintain any such LIBOR Rate election.

            (f) In the event that prior to the commencement of any Interest Period relating to any LIBOR Rate Portion, Lender determines that the LIBOR Rate shall not apply for such Interest Period for any of the reasons set forth in
SECTION 3.5(e)(7) then, in such event, (i) any notice from Borrower requesting a LIBOR Rate Portion shall be automatically withdrawn and shall be deemed a request for a Variable Rate Portion and (ii) on the last day of each then current Interest Period under the Note, the principal balance of each respective LIBOR Rate Portion shall convert to an amount accruing interest at the Variable Rate, and no further LIBOR Rate Portions will be permitted until Lender determines in the exercise of its reasonable business judgment that the circumstances giving rise to such suspension no longer exist, whereupon Lender shall so notify Borrower, and Borrower may reinstate its notice requesting a LIBOR Rate Portion. If Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding LIBOR Rate Portions to maturity and shall so specify in a notice to Borrower, Borrower shall immediately prepay in full the then outstanding principal amount of the LIBOR Rate Portions, together with accrued interest thereon; provided, that in such case Borrower shall not be liable for any prepayment fee if such prepayment is required. Concurrent with such prepayment of such LIBOR Rate Portions, Lender shall make a Variable Rate Portion available to Borrower in an equal amount.

            (g) If Borrower shall prepay any portion of a LIBOR Rate Portion prior to the expiration of its applicable Interest Period, Borrower shall pay to Lender at the time of such prepayment a prepayment fee in an amount equal to any losses, costs or expense actually incurred by Lender by virtue of such prepayment of such LIBOR Rate Portion ("Direct Costs"), which such loss, costs or expense shall include that which Lender may sustain or incur in liquidating or employing deposits from Lender or other third parties acquired to effect, fund or maintain any such LIBOR Rate Portion or any part thereof. Such loss or expense shall include, without limitation, (i) the interest which, but for such prepayment, Lender would have earned in respect of such LIBOR Rate Portion so paid, for the remainder of the Interest Period applicable to such LIBOR Rate Portion, reduced, if Lender is able to redeposit such principal amount so paid for the balance of such Interest Period, by the interest earned by Lender as a result of so redepositing such principal amount, plus

(ii) any penalty incurred by Lender on redepositing such principal amount, plus
(iii) any "breakage" fees that Lender is required to pay by reason of the early breakage of any customary LIBOR contract entered into by Lender in connection with such LIBOR Rate Portion. Borrower's election to make a voluntary prepayment on the Note under this SECTION 3.5(g) shall be irrevocable once notice thereof has been given to Lender. Any prepayment fee required to be paid by Borrower pursuant to this SECTION 3.5(g) or any other provision of this Agreement or of the Loan Agreement or other Loan Documents in connection with the prepayment of any portion of a LIBOR Rate Portion shall be due and payable whether such prepayment is being made voluntarily or involuntarily, including, without limitation, as a result of an acceleration of sums due under a LIBOR Rate Portion or any part thereof due to an Event of Default; provided, however, that if the prepayment fee required to be paid by Borrower pursuant to this
SECTION 3.5(g) payable upon acceleration of maturity of the Note, or either of them, constitutes interest under applicable law, the amount of such prepayment fee, together with all other amounts that constitute interest under applicable law, will not exceed the maximum amount of interest that may be lawfully charged or received with respect to the respective Note for the actual period that the
Note is outstanding.

     SECTION 3.6. PRINCIPAL PAYMENTS UNDER THE CREDIT FACILITY; REDUCTION OF AVAILABLE COMMITMENT AMOUNT.

            (a) Borrower may voluntarily prepay any outstanding principal of the Note from time to time and at any time, in whole or in part, without premium or penalty; provided that Borrower shall pay any related Direct Costs within ten (10) days after Lender's demand therefor. Each such optional prepayment shall be applied in accordance with SECTION 3.10 to pay the amounts owed under the Credit Facility.

            (b) If the outstanding principal balance of the Credit Facility plus the Letter of Credit Exposure ever exceeds the Available Commitment, Borrower shall make a mandatory prepayment of principal on the Note in at least the amount of such excess, together with any Direct Costs arising as a result thereof.

            (c) Borrower may reduce the Available Commitment at any time and from time to time provided that (i) notice of such reduction must be received by Lender by 11:00 a.m. Dallas, Texas, time on the fifth Business Day preceding the effective date of such reduction, (ii) each such reduction in the Available Commitment must be in a minimum amount of One Hundred Thousand and No/100 Dollars ($100,000.00) or any whole multiple of One Hundred Thousand and No/100 Dollars ($100,000.00) in excess thereof, (iii) if the aggregate outstanding principal balance of the Credit Facility exceeds the Available Commitment as so reduced, Borrower shall make a mandatory prepayment on the principal amount of the Credit Facility in at least the amount of such excess, together with any Direct Costs arising as a result thereof, (iv) Borrower shall not be entitled to reduce the Available Commitment to an amount which is less than the Letter of Credit Exposure at such time, (v) Borrower shall not be entitled to an increase in the Available Commitment once it has been so reduced, and (vi) in no event shall Borrower be entitled to so reduce the Available Commitment below $100,000.00, unless Borrower has elected to terminate the Available

Commitment in full. Subject to the foregoing requirements, Borrower shall be entitled to terminate the Available Commitment in full.

     SECTION 3.7. TERMINATION OF AVAILABLE COMMITMENT. On the Termination Date, the Available Commitment shall automatically be reduced to zero and terminated.

     SECTION 3.8. SCHEDULES ON NOTE. Lender is hereby authorized to record the date and amount of the initial principal balance of the Note and the date and amount of each advance and repayment of principal on the Note, and to attach any such recording as a schedule to the Note whereupon such schedule shall constitute a part of the Note for all purposes. Any such recording shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded; provided that the absence or inaccuracy of any such schedule or notation thereon shall not limit or otherwise affect the liability of Borrower for the repayment of all amounts outstanding under the Note together with interest thereon.

     SECTION 3.9. GENERAL PROVISIONS AS TO PAYMENTS. Borrower shall make each payment of principal and interest on the Note and all fees and other sums payable hereunder or under any other Loan Document not later than 3:00 p.m. (Dallas, Texas time) on the date when due, in Federal or other immediately available unrestricted funds in lawful money of the United States of America, to Lender at Lender's Principal Office. Any payment under the Note or under any other Loan Document other than in the required amount and in good, unrestricted U.S. funds immediately available to Lender shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in such funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. For purposes of calculating accrued interest on the Note, any payment received by Lender as aforesaid by 3:00 p.m. (Dallas, Texas time) on any Business Day shall be deemed made on such day; otherwise, such payment shall be deemed made on the next Business Day after receipt by Lender. Whenever any payment of principal or interest on the Note, or any fees under the Loan Documents, shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     SECTION 3.10. APPLICATION OF PAYMENTS. Except as otherwise specifically provided in this Agreement or in any other Loan Document, all prepayments on the Note shall be applied against accrued but unpaid interest and then against the principal portion of the Note in the inverse order of maturity; provided, however, that, unless otherwise designated by Borrower or required by law, prepayments and involuntary payments received by Lender and applied to principal shall be applied first to the Variable Rate Portions (or that portion of LIBOR Rate Portions not subject to a prepayment penalty) and then to reduce LIBOR Rate Portions.

     SECTION 3.11. POST-DEFAULT INTEREST; PAST DUE PRINCIPAL AND INTEREST. After maturity of the Note or the occurrence of an Event of Default, the outstanding principal balance of the Note shall, at the option of Lender, bear interest at the Default Rate. Any past due principal of and, to the extent permitted by law, past due interest on the Note shall bear interest, payable as it accrues on demand, for each day until paid at the Default Rate. Such interest shall continue to accrue at the Default Rate notwithstanding the entry of a judgment with respect to any part of the Obligation.

     SECTION 3.12. COMPUTATION OF INTEREST AND FEES. All interest payable on the Note hereunder or the amount of any fees hereunder shall be computed based on the number of days elapsed for the period for which interest is calculated and as if each year was comprised of 360 days, except that any calculation of the Maximum Lawful Rate shall be based on the actual number of days in the applicable calendar year.

     SECTION 3.13. DEPOSIT OF CASH COLLATERAL. Upon the occurrence of any Event of Default, Borrower shall, on the next succeeding Business Day, deposit in a segregated, interest bearing account with Lender such funds as Lender may request, up to a maximum amount equal to the aggregate existing Letter of Credit Exposure. Any funds so deposited shall be held by Lender as security for the Credit Facility (including the Letters of Credit) and Borrower will, in connection therewith, execute and deliver such assignments and security agreements in form and substance satisfactory to Lender which Lender may, in its discretion, require. As drafts or demands for payment are presented under any Letter of Credit, Borrower hereby irrevocably directs Lender to apply such funds to satisfy such drafts or demands. When all Letters of Credit have expired and the Note has been repaid in full (and Lender has no obligation to make further Advances or issue Letters of Credit hereunder) or such Event of Default has been cured to the satisfaction of Lender, Lender shall release to Borrower any remaining funds deposited pursuant to this SECTION 3.13. Whenever Borrower is required to make deposits under this SECTION 3.13 and fails to do so on the day such deposit is due, Lender may make such deposit using any funds of Borrower on deposit then available to Lender.


                                      ARTICLE IV

                                CONDITIONS TO FUNDING

     SECTION 4.1. CONDITIONS TO INITIAL ADVANCE OR LETTER OF CREDIT. The obligation of Lender to fund the initial Advance on or after the Closing Date, or of Lender to issue any Letter of Credit, whichever is first, is subject to the fulfillment of the following conditions and requirements to the satisfaction of Lender:

            (a)     NO DEFAULT.  There shall exist no Event of Default or
Default.

            (b) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained in ARTICLE VII and in the other Loan Documents shall be true and correct in all material respects.

            (c) CREDIT AGREEMENT. Borrower, each Subsidiary and Lender shall have each duly executed and delivered multiple execution counterparts of this Agreement.

            (d) NOTE. Borrower shall have duly executed and delivered the Note to Lender.

            (e) GUARANTY AGREEMENTS. Each Subsidiary of Borrower that is not a Foreign Subsidiary shall have duly executed and delivered to Lender a Guaranty Agreement.

            (f) CONTRIBUTION AND INDEMNIFICATION AGREEMENT. All of the Subsidiaries (other than Foreign Subsidiaries) shall have duly executed and entered into a contribution and indemnification agreement in form and substance satisfactory to Lender.

            (g) NOTICE OF BORROWING. Borrower shall have given to Lender a Notice of Borrowing.

            (h) CORPORATE CERTIFICATES. Borrower and each Subsidiary shall have delivered to Lender an officer's certificate, dated as of the Closing Date, certifying (i) to the matters covered by the conditions specified in
SECTION 4.1(a) AND (b), (ii) that it has performed and complied with all agreements and conditions required to be performed or complied with by it prior to or on the Closing Date, (iii) to the name and signature of each of the officers of Borrower and each Subsidiary authorized to sign this Agreement, the Note and the other Loan Documents to be executed by such party and to borrow under this Agreement, and (iv) to such other matters in connection with this Agreement that Lender shall deem to be advisable. Lender may conclusively rely on such certificate until it receives notice in writing to the contrary.

            (i) PROCEEDINGS. All corporate proceedings of Borrower and each Subsidiary taken in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to Lender and Special Counsel; and Lender shall have received, as of the Closing Date, copies of all documents or other evidence which Lender or Special Counsel may reasonably request in connection with said transactions, including without limitation, (i) complete copies of the certificates of incorporation, and all amendments thereto, of Borrower and each Subsidiary, certified to be true and correct by an authorized officer of Borrower and each Subsidiary, respectively, (ii) copies of the bylaws of Borrower and each Subsidiary certified to be true and correct by an authorized officer of Borrower and each Subsidiary, respectively, (iii) copies of certified corporate resolutions of Borrower and each Subsidiary approving the renewal, extension and modification of the Credit Facility pursuant hereto, and the due execution of all the Loan Documents by authorized officers of Borrower and each Subsidiary, and (iv) certificates of good standing and existence with respect to Borrower and each Subsidiary.

            (j) UCC SEARCHES. Lender shall have received certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all financing statements in effect which name Borrower or any Subsidiary as debtor and which are filed in the UCC records of the Office of the Secretary of States of Texas, New Mexico, North Carolina, Minnesota, California, Virginia, and any other applicable state.

            (k) OPINION OF COUNSEL. Lender shall have received an opinion of Borrower's legal counsel, Eastham Johnson Monnheimer & Jontz, P.C., in form and substance acceptable to Lender and Special Counsel.

            (l) FEES/EXPENSES. Lender shall have received evidence of the payment by Borrower of all fees and expenses owing by Borrower pursuant to the provisions of this Agreement and the other Loan Documents, including, without limitation, the Commitment Fee and the actual and reasonably anticipated fees and expenses of Special Counsel and Lender in connection with the drafting, negotiation and closing of this Agreement and the other Loan Documents.

            (m) FURTHER DOCUMENTS. As of the Closing Date, Lender shall have received, in form and substance satisfactory to Lender and Special Counsel, such other documents and instruments as Lender may reasonably require to evidence the status, organization or authority of Borrower and each Subsidiary, as applicable, and to evidence payment of the Obligation.

     SECTION 4.2. CONDITIONS PRECEDENT TO ALL ADVANCES. Lender shall not be obligated to make any Advance under the Available Commitment or issue a Letter of Credit if there is in existence at such time an Event of Default or a Default has occurred and is continuing; or if any representations or warranties contained in ARTICLE VII shall be false or untrue in any material respect on the date of such advance, as if made on such date except for representations and warranties that are by their express terms limited to a specific date; or if any Litigation that could have a Material Adverse Effect, arbitration or governmental investigation or proceeding before any Tribunal, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect upon Borrower or any Subsidiary, shall be pending, or, to the knowledge of Borrower or any Subsidiary, threatened against Borrower or any Subsidiary or affecting the business or operations of Borrower or such Subsidiary; or if there shall have occurred any Material Adverse Change in the business, condition or operation (financial or otherwise) of Borrower or any Subsidiary since the Closing Date. Each request by Borrower for an Advance under the Available Commitment shall constitute a representation by Borrower that Borrower and each Subsidiary are in compliance with the provisions of this SECTION 4.2.

     SECTION 4.3. CONDITIONS TO ADVANCES FOR PERMITTED ACQUISITIONS. The obligation of Lender to fund any Advance, all or part of which is to be used for Acquisition Consideration or otherwise in connection with an Acquisition, is subject to such Acquisition being a Permitted Acquisition hereunder and satisfaction by Borrower of all conditions and requirements set forth in SECTIONS 5.2(f) and 6.7.

     SECTION 4.4. LEGAL DETAILS. All documents executed or submitted pursuant hereto by Borrower and each Subsidiary shall be satisfactory in form and substance to Lender and Special Counsel. Lender and Special Counsel shall receive all information, and such counterpart originals or certified or other copies of any such materials, as Lender or Special Counsel may reasonably request. All legal matters incident to the transactions contemplated by this Agreement (including, without limitation, matters arising from time to time as a result of changes occurring with respect to any Laws) shall be reasonably satisfactory to Special Counsel.


                                      ARTICLE V

                                AFFIRMATIVE COVENANTS

     From the date hereof, and so long as this Agreement is in effect and until payment in full of the Obligation and the performance of all other obligations of Borrower and each Subsidiary under this Agreement and the other Loan Documents, Borrower and each Subsidiary agrees and covenants that it shall, unless otherwise waived in writing by Lender, observe, perform, comply and fulfill each and every covenant, term and provision set forth below:

     SECTION 5.1. BOOKS, RECORDS AND PROPERTIES. Borrower and each Subsidiary shall maintain its respective books and records in accordance with GAAP. During normal business hours and after reasonable notice by Lender (provided that if a Default or Event of Default shall occur and be in existence, reasonable notice shall not be required) Borrower and each Subsidiary shall permit any of Lender's agents or representatives to have access to and examine the books and records of Borrower and each Subsidiary, and to copy and make abstracts therefrom, and to inspect any of the business properties of Borrower and each Subsidiary at any time(s) hereafter during normal business hours.

     SECTION 5.2. FINANCIAL STATEMENTS AND REPORTS. Borrower and each Subsidiary shall furnish or cause to be furnished to Lender the following Financial Statements, reports and documents:

            (a) QUARTERLY STATEMENTS OF BORROWER AND EACH SUBSIDIARY. As soon as practicable after the end of each fiscal quarter of Borrower, and in any event within forty-five (45) days after the end of each fiscal quarter, copies of Financial Statements of Borrower and each Subsidiary on a consolidated basis. Each such Financial Statement shall be in detail reasonably acceptable to Lender and shall be certified as being complete and correct in all material respects, subject to changes resulting from year-end adjustment, by the chief financial officer of Borrower or by another authorized officer or agent of Borrower reasonably acceptable to Lender.

            (b) ANNUAL STATEMENTS OF BORROWER. As soon as practicable after the end of each fiscal year of Borrower and in any event within one hundred twenty (120) days thereafter, copies of annual Financial Statements of Borrower, prepared on a consolidated basis, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an unqualified opinion of independent certified public accountants acceptable to Lender, which opinion shall state that the Financial Statements have been prepared in accordance with GAAP, that their examination has been made in accordance with generally accepted auditing standards and that said financial statements present fairly the financial position of Borrower and its results of operations.

            (c) QUARTERLY CERTIFICATE. Within forty-five (45) days after the end of each fiscal quarter of Borrower, a Compliance Certificate effective as of the last day of such fiscal quarter.

            (d) CONTINGENT LIABILITIES REPORT. Promptly upon becoming aware, written notice of (i) any actual or potential contingent liabilities, including Litigation, against Borrower or any Subsidiary involving liability in an uninsured amount in excess of $1,000,000 and (ii) any other act, event or circumstance, the result of which could have a Material Adverse Effect upon Borrower or any Subsidiary.

            (e) SEC FILINGS. Promptly after the filing thereof, a true, correct and complete copy of each Form 10-K and Form 10-Q and each other report filed by or on behalf of Borrower or any Subsidiary with the Securities and Exchange Commission.

            (f) ACQUISITION DOCUMENTATION. In connection with each Acquisition, within ten (10) days after the Acquisition Date for such Acquisition, (i) a Guaranty Agreement executed by each new Subsidiary, (ii) a contribution and indemnification agreement (or a supplement to the existing contribution and indemnification agreement) in form and substance acceptable to Lender, executed by each new Subsidiary (and all pre-existing Subsidiaries, if applicable), (iii) receipt by Lender of evidence satisfactory to Lender of pro forma compliance with SECTIONS 6.8, 6.9 and 6.10 certified by a duly authorized officer of Borrower, and (iv) evidence satisfactory to Lender that any promissory note executed by Borrower as a part of the consideration for such Acquisition is fully subordinated in all respects to the Note and the Obligations (such subordination to be in form and substance satisfactory to Lender).

     SECTION 5.3. MAINTENANCE OF EXISTENCE AND PRESERVATION OF PROPERTY. Borrower and each Subsidiary shall cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation in the state of incorporation and its qualification to do business in each state where such qualification is necessary. Borrower and each Subsidiary shall keep its respective business property, including leasehold interests, necessary to continue its respective business in good operating condition.

     SECTION 5.4. INSURANCE. Borrower and each Subsidiary shall maintain in force with financially sound and reputable insurers, insurance policies required pursuant to the Loan Documents in accordance with the provisions thereof and such other policies with respect to their respective business properties and businesses against such casualties and contingencies (including fire, worker's compensation, business interruption and public liability) and in such amounts as is customary in the lines of business of comparable size and financial strength and as is acceptable to Lender, with loss payee endorsements in favor of Lender and noncancelable without thirty (30) days prior notice to Lender. Borrower and each Subsidiary shall supply evidence of such insurance to Lender upon request by Lender.

     SECTION 5.5. COMPLIANCE WITH APPLICABLE LAWS. Borrower and each Subsidiary shall comply in all material respects with the requirements of all applicable Laws and orders (including but not limited to the ERISA and Environmental Laws), Tribunals or other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses.

     SECTION 5.6. OTHER INFORMATION AND DOCUMENTS. Borrower and each Subsidiary shall promptly deliver to Lender such information, certificates and documents in addition to those herein mentioned as Lender may from time to time reasonably request.

     SECTION 5.7. DEFAULT. Borrower and each Subsidiary shall report to Lender immediately any Default or Event of Default and any notice of any claimed default under any other debt agreement, specifying the default and steps taken or to be taken to cure any such default.

     SECTION 5.8. TAXES. Borrower and each Subsidiary shall pay any stamp, loan, transaction or similar taxes that may be imposed on this Agreement, the Advances, the Note, or any of the transactions hereunder, and shall pay all income, ad valorem, and other taxes (other than taxes of Lender that are measured by or calculated based upon income of Lender) before they become delinquent except taxes being contested by appropriate means and in good faith and levy and execution therein have been stayed and continued to be stayed. Any such taxes must be paid before their nonpayment causes a Lien to be filed on any property (whether real, personal or otherwise) of Borrower and each Subsidiary.

     SECTION 5.9. FURTHER ASSURANCES. Borrower and each Subsidiary shall immediately, on request of Lender, correct any defect or error which may be discovered in the contents of any of the Loan Documents or in the execution or acknowledgment thereof, and will execute, acknowledge and deliver such further instruments and do such further acts as, in each case, may be necessary and as may be reasonably requested by Lender to carry out more effectively the purposes of this Agreement and the Loan Documents and to perfect and maintain all Liens at any time securing all or any part of the Obligations.

     SECTION 5.10. FILINGS. Borrower and each Subsidiary shall pay all expenses incurred in connection with the filing of any of the Loan Documents and every other instrument in addition or supplemental to any thereof that shall be required by Law, or that Lender or Special Counsel reasonably may deem necessary, appropriate or otherwise advantageous to Lender, in order to evidence, perfect and/or maintain the validity and effectiveness of any Liens at any time securing all or any part of the Obligations.

     SECTION 5.11. MAINTENANCE OF PROPERTY. Borrower and each Subsidiary shall maintain all of its respective property that is used or useful in its respective business in good condition and repair and make all necessary replacements thereof, and preserve and maintain all material leases, licenses, privileges, franchises, certificates and the like necessary for the operation of its respective business.

     SECTION 5.12. ERISA COMPLIANCE. Borrower and each Subsidiary shall (i) at all times, make timely payment of all contributions required under all Plans and required to meet the minimum funding standards set forth in ERISA with respect to its Plans, (ii) within thirty (30) days after the filing thereof, furnish to Lender copies of each annual report/return, as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, and the regulations promulgated thereunder, in connection with each of its Plans for each Plan year,
(iii) notify Lender immediately of any fact, including, but not limited to, any Reportable Event arising in connection with any of its Plans, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by Lender as to the reason therefor and the action, if any, proposed to be taken with respect thereto, and
(iv) furnish to Lender, upon its request, such additional information concerning any of its Plans as may be reasonably requested.

     SECTION 5.13. INDEMNITY. BORROWER AND EACH SUBSIDIARY SHALL INDEMNIFY, SAVE, AND HOLD HARMLESS LENDER AND ITS SHAREHOLDERS, DIRECTORS, OFFICERS, AGENTS, ATTORNEYS, AND EMPLOYEES (COLLECTIVELY, THE "INDEMNITEES") FROM AND
AGAINST: (A) ANY AND ALL CLAIMS, DEMANDS, ACTIONS, OR CAUSES OF ACTION THAT ARE ASSERTED AGAINST ANY INDEMNITEE IF THE CLAIM, DEMAND, ACTION OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY RELATES TO THE OBLIGATION, THE USE OF PROCEEDS OF ANY ADVANCE UNDER THE CREDIT FACILITY, OR THE RELATIONSHIP OF BORROWER AND LENDER, OR OF ANY GUARANTOR AND LENDER, UNDER THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED PURSUANT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, (B) ANY PROCEEDING OR ANY ADMINISTRATIVE, INVESTIGATIVE OR ARBITRATION PROCEEDING BY OR BEFORE ANY TRIBUNAL OR ARBITRATION BODY DIRECTLY OR INDIRECTLY RELATED TO (I) A CLAIM, DEMAND, ACTION OR CAUSE OF ACTION DESCRIBED IN CLAUSE (A) ABOVE OR
(II) ANY CLAIM, DEMAND, PROCEEDING, ACTION OR CAUSE OF ACTION INVOLVING BORROWER, ANY SUBSIDIARY OR ANY AFFILIATE (INCLUDING ANY SHAREHOLDER) OF BORROWER OR ANY SUBSIDIARY IN WHICH ANY INDEMNITEE INCURS COSTS AND EXPENSES AS A RESULT OF ANY REQUIREMENT THAT SUCH INDEMNITEE TESTIFY OR PRODUCE RECORDS THEREIN, AND (C) ANY AND ALL LIABILITIES, LOSSES, COSTS, OR EXPENSES (INCLUDING ATTORNEYS' FEES AND DISBURSEMENTS) THAT ANY INDEMNITEE SUFFERS OR INCURS AS A RESULT OF ANY OF THE FOREGOING (OTHER THAN AS A RESULT OF ANY LITIGATION COMMENCED BY AN INDEMNITEE IN WHICH SUCH INDEMNITEE IS NOT THE PREVAILING PARTY), EXPRESSLY INCLUDING ANY SUCH CLAIMS, LOSSES OR LIABILITIES ARISING OUT OF MERE NEGLIGENCE OF LENDER (WHETHER SOLE, CONTRIBUTORY, COMPARATIVE OR OTHERWISE OR FOR WHICH LENDER MAY HAVE STRICT LIABILITY); PROVIDED,

HOWEVER, THAT NEITHER BORROWER NOR ANY SUBSIDIARY SHALL HAVE ANY OBLIGATION UNDER THIS SECTION 5.13 TO A PARTICULAR INDEMNITEE OR WITH RESPECT TO ANY OF THE FOREGOING ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. IF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS ASSERTED AGAINST ANY INDEMNITEE, SUCH INDEMNITEE SHALL PROMPTLY NOTIFY BORROWER AND EACH SUBSIDIARY, BUT THE FAILURE TO SO PROMPTLY NOTIFY BORROWER OR ANY SUBSIDIARY SHALL NOT AFFECT THE OBLIGATIONS OF BORROWER OR ANY SUBSIDIARY UNDER THIS
SECTION 5.13. ANY OBLIGATION OR LIABILITY OF BORROWER OR ANY SUBSIDIARY TO ANY INDEMNITEE UNDER THIS SECTION 5.13 SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS AGREEMENT AND THE REPAYMENT OF THE OBLIGATION.

     SECTION 5.14. CONTINGENT LIABILITIES. Borrower and each Subsidiary shall immediately inform Lender of the actual or potential incurrence of any contingent liability, including the amount and to whom the obligation is or may be payable.

     SECTION 5.15. YEAR 2000 NOTIFICATION. Borrower will promptly notify the Lender in the event Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its Subsidiaries' or other Affiliates' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.


                                      ARTICLE VI

                                  NEGATIVE COVENANTS

     From the date hereof and so long as this Agreement is in effect and until payment in full of the Obligation, the expiration or termination of all Letters of Credit, and the performance of all other obligations of Borrower and each Subsidiary under this Agreement and the other Loan Documents, Borrower and each Subsidiary agrees and covenants that it shall observe, perform, comply and fulfill each and every covenant, term and provision set forth below, unless Lender shall otherwise give its prior written consent:

     SECTION 6.1. LIMITATION ON DEBT. Neither Borrower nor any Subsidiary shall incur, create, contract, waive, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect of any Debt, except (i) Debt to Lender arising under this Agreement, (ii) current liabilities for taxes and assessments, wages, employee benefits, general and administrative expenses not otherwise prohibited herein, incurred in the ordinary course of business, (iii) Debt in respect of current accounts payable (other than for borrowed funds or purchase money obligations) accrued and incurred in the ordinary course of business, provided that all such liabilities, accounts and claims shall be promptly paid and discharged when due or in conformity with customary trade terms, (iv) Debt arising under any depository agreement between Borrower or any

Subsidiary and Lender, (v) Debt of Borrower or any Subsidiary existing on the date hereof and described in EXHIBIT C, or (vi) purchase money debt incurred in the ordinary course of business and of which Borrower has promptly notified Lender, provided that the amount of such purchase money debt shall not exceed $1,000,000 with respect to the acquisition of any particular item of personal property and shall not exceed $2,000,000 in the aggregate at any time.

     SECTION 6.2. NEGATIVE PLEDGE; LIENS. Neither Borrower nor any Subsidiary shall grant or assign, or permit or suffer to exist, any Lien on any of its property or assets, except for Permitted Liens.

     SECTION 6.3. TRANSFER OF ASSETS. Neither Borrower nor any Subsidiary shall sell, lease, transfer, or otherwise dispose of any of its respective business assets, except in the ordinary course of business and for full and fair consideration.

     SECTION 6.4. NEW INDUSTRY. Neither Borrower nor any Subsidiary shall enter any industry or type of business other than the types of business presently conducted by Borrower and each Subsidiary, respectively, and other businesses directly related thereto.

     SECTION 6.5. RESTRICTION ON INVESTMENTS. Neither Borrower nor any Subsidiary shall (a) make Investments in any one or more Foreign Subsidiaries in an aggregate amount exceeding $3,000,000 from and after the Closing Date (exclusive of the Holdings GmbH Option Payment and Investments in Foreign Subsidiaries for which a Guaranty Agreement or a Pledge Agreement has been executed and delivered to Lender), or (b) make or have any other Investments, except for Permitted Investments.

     SECTION 6.6. TRANSACTIONS WITH AFFILIATES. Neither Borrower nor any Subsidiary shall enter into any transaction with any Affiliate except in the ordinary course of the business of Borrower or any Subsidiary, and on fair and reasonable terms no less favorable to Borrower or any Subsidiary than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

     SECTION 6.7. PERMITTED ACQUISITIONS: Neither Borrower nor any Subsidiary shall make an Acquisition, except in the case of an Acquisition that is a Permitted Acquisition, as defined in SECTION 1.1, and for which all of the following conditions and requirements have been satisfied:

            (a) receipt by Lender of audited (unless otherwise agreed by Lender) financial statements of the entity or entities to be acquired or holding the assets which are to be acquired (collectively, the "TARGET") dated as of a date not more than one hundred twenty (120) days prior to the Acquisition Date; provided, that if Borrower is subject to the rules and regulations of the Securities and Exchange Commission, and such rules and regulations would not require Borrower to obtain audited financial statements, then Borrower shall be required to obtain and deliver to Lender information as shall be required by Lender;

            (b) performance of due diligence review by Borrower in a manner commensurate with the due diligence performed for the acquisition of existing Subsidiaries as described to Lender prior to the Closing Date (taking into account the size and the Acquisition Consideration of the subject Acquisition);

            (c) receipt by Lender of evidence satisfactory to Lender of pro forma compliance with SECTIONS 6.8, 6.9 and 6.10 certified by a duly authorized officer of Borrower;

            (d) immediately before and after giving effect to such Acquisition Advance, no Default shall have occurred and be continuing;

            (e) within three (3) Business Days after the Acquisition Date of such Permitted Acquisition, receipt by Lender of a Guaranty Agreement dated as of the Acquisition Date executed by each new Subsidiary or, in the case of a Foreign Subsidiary, a Pledge Agreement dated as of the Acquisition Date executed by Borrower and/or any applicable Subsidiary owning an interest in such Foreign Subsidiary, together with corporate resolutions authorizing such Guaranty Agreement or Pledge Agreement;

            (f) within three (3) Business Days of the Acquisition Date of such Permitted Acquisition, receipt by Lender of a contribution and indemnification agreement (or supplement thereto) dated as of the Acquisition Date satisfactory to Lender in all respects, executed by each new Subsidiary of Borrower executing a Guaranty Agreement;

            (g) within three (3) Business Days of the Acquisition Date of such Permitted Acquisition, a copy of any promissory note executed by Borrower as a part of the Acquisition Consideration which promissory note shall be subordinate in all respects to the Note and the Obligation (such subordination to be in form and substance satisfactory to Lender); and

            (h) the organizational documents of any new Subsidiary and such corporate certificates, corporate resolutions, corporate good standing and other public certificates, and other information and documentation as Lender shall reasonably deem necessary or advisable in connection with such Acquisition or the funding of any Advance therefor.

     SECTION 6.8. SENIOR FUNDED DEBT TO EBITDA RATIO. Borrower shall not permit the Senior Funded Debt To EBITDA Ratio to be more than 1.25 to 1.00, as determined on the last day of each fiscal quarter of Borrower.

     SECTION 6.9. FIXED CHARGE COVERAGE RATIO. Borrower shall not permit the Fixed Charge Coverage Ratio to be less than 5.00 to 1.00, as determined on the last day of each fiscal quarter of Borrower.

     SECTION 6.10. TANGIBLE NET WORTH. Borrower shall not permit Tangible Net Worth at any time to be less than the sum of (a) Thirty-Six Million and No/100 Dollars ($36,000,000.00), plus

(b) seventy-five percent (75%) of the cumulative consolidated net income of Borrower for each calendar quarter commencing on October 1, 1998, through the quarter ending immediately prior to, or on, the date as of which compliance with this covenant is being measured, plus (c) seventy-five percent (75%) of the amount of any proceeds (less reasonable and customary transaction costs) received by Borrower from the issuance of any additional shares of stock or other equity instruments; provided, however, that if and when the Holdings GmbH Option Payment is actually paid, the then effective required Tangible Net Worth amount shall be reduced from and after such date by $8,000,000, subject to subsequent increases as provided in clauses (b) and (c) above.

     SECTION 6.11. NAME, FISCAL YEAR AND ACCOUNTING METHOD. Neither Borrower nor any Subsidiary shall change its name, fiscal year or method of accounting except as required by GAAP.

     SECTION 6.12. LIQUIDATION, MERGERS, CONSOLIDATIONS AND DISPOSITIONS OF SUBSTANTIAL ASSETS. Except for Permitted Acquisitions, neither Borrower nor any Subsidiary shall dissolve or liquidate, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all or substantially all of the assets or capital stock or other equity interests of any Person, or sell, transfer, lease or otherwise dispose of all or any substantial part of its property, assets or business.

     SECTION 6.13. NO AMENDMENTS. Neither Borrower nor any Subsidiary shall amend its articles of incorporation or bylaws (or other applicable organizational documents) without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed.

     SECTION 6.14. RESTRICTIONS ON DISTRIBUTIONS BY AND PURCHASES OF INTERESTS IN BORROWER OR ANY SUBSIDIARY. Neither Borrower nor any Subsidiary shall, directly or indirectly, declare or make or incur any liability to make any Distributions, nor shall Borrower or any Subsidiary, directly or indirectly, purchase or redeem or incur any liability to purchase or redeem any Capital Stock or other interest in Borrower or any Subsidiary, other than Distributions from any Subsidiary to Borrower.

     SECTION 6.15. OWNERSHIP OF SUBSIDIARIES. Borrower shall not transfer any Capital Stock or other ownership interests of Borrower in any Subsidiary, nor shall Borrower agree to, consent to, vote for or approve any action or transaction that has, or may reasonably be expected to have, the effect, either directly or indirectly, of changing the ownership of any Subsidiary from the ownership that exists on the date hereof (or the applicable Acquisition Date with respect to any future Subsidiary), except for the increased ownership of or Industrial and ortec Electronic resulting from the Holdings GmbH Option Payment.

                                     ARTICLE VII

                            REPRESENTATIONS AND WARRANTIES

     Borrower and each Subsidiary represents and warrants to Lender as follows:

     SECTION 7.1. ORGANIZATION; QUALIFICATION; AUTHORITY. Borrower and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state or foreign jurisdiction of its incorporation. Borrower and each Subsidiary is duly qualified to transact business as a foreign corporation and, is in good standing in all states in which it is doing business or is otherwise required to so qualify, unless the failure to qualify would not have a Material Adverse Effect. The respective Board of Directors of Borrower and each Subsidiary has duly authorized the execution, delivery and performance of the Loan Documents to be executed by Borrower and each Subsidiary. No consent of the shareholders of Borrower or any Subsidiary is required as a prerequisite to the validity and enforceability of any Loan Documents or any other document contemplated hereby. Borrower and each Subsidiary has full legal right and corporate power (if such party is a corporation), and authority to execute, deliver, and perform its obligations under the Loan Documents to be executed and delivered by it. EXHIBIT D attached hereto lists all of the Subsidiaries and the ownership thereof.

     SECTION 7.2. FINANCIAL STATEMENTS. The Financial Statements (including any related schedules and/or notes) heretofore delivered to Lender (whether delivered to Lender in connection with this Agreement, or otherwise) and/or required to be delivered to Lender pursuant hereto are true and correct in all material respects (subject, as to interim statements, to charges resulting from audits and year-end adjustments), have been prepared in accordance with GAAP (except, as to interim statements, for notes) consistently followed throughout the periods specified, and fairly present the financial condition and results of operations of Borrower or the applicable Subsidiary as at the dates thereof and for the periods indicated. There has been no Material Adverse Change in the business, condition or operations (financial or otherwise) of Borrower or any Subsidiary since September 30, 1998.

     SECTION 7.3. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither Borrower nor any Subsidiary is a party to any contract or agreement or subject to any restriction which materially and adversely affects the business, property or assets or financial condition of Borrower or any Subsidiary. Neither the execution nor delivery of this Agreement, the Note, or the other Loan Documents, nor fulfillment of nor compliance with the terms and provisions of this Agreement, the Note or the other Loan Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (except for Liens in favor of Lender created by the Loan Documents) upon any of the properties or assets of Borrower or any Subsidiary pursuant to the articles of incorporation of Borrower or such Subsidiary, any award of any arbitrator or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which Borrower or any Subsidiary is subject, or to which its respective property is subject. Neither Borrower nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of Borrower or any Subsidiary, any agreement relating thereto or any other contract or agreement which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of Borrower or any Subsidiary of the type to be evidenced by the Note or by the Guaranty Agreements pursuant hereto.

     SECTION 7.4. GOVERNMENTAL CONSENT. Neither the nature of Borrower or any Subsidiary, nor their respective businesses or properties, nor any relationship between Borrower or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of this Agreement, the Loan Documents or the Note is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or Tribunal (other than routine filings and recordings to perfect Liens in favor of Lender) in connection with the execution and delivery of this Agreement, the Note, the other Loan Documents, or the fulfillment of or compliance with the terms and provisions hereof, of the Note or of the other Loan Documents.

     SECTION 7.5. ENFORCEABILITY. This Agreement, the Note, the Guaranty Agreements and the other Loan Documents are legal, valid and binding obligations of Borrower and each Subsidiary, as applicable, enforceable against Borrower and each Subsidiary, as applicable, in accordance with their terms.

     SECTION 7.6. LITIGATION. Except as described in EXHIBIT E (and, with respect to subsequent affirmations of this representation and warranty, except as theretofore disclosed to Lender in writing), there is no Litigation pending or, to the knowledge of Borrower or any Subsidiary, threatened against Borrower or any Subsidiary, or any properties or rights of Borrower or any Subsidiary, by or before any court, arbitrator or Tribunal. There is no Litigation pending or, to the knowledge of Borrower or any Subsidiary, threatened against Borrower or any Subsidiary which purports to affect the validity or enforceability of this Agreement, the Note or any of the other Loan Documents.

     SECTION 7.7. OUTSTANDING DEBT. Neither Borrower nor any Subsidiary has any outstanding Debt except as described on EXHIBIT C (and, with respect to subsequent affirmations of this representation and warranty, except as otherwise permitted hereunder). There exists no default under the provisions of any instrument evidencing such Debt or of any material agreement relating thereto.

     SECTION 7.8. TITLE TO PROPERTIES. Neither Borrower nor any Subsidiary owns fee title to any real property. Borrower and each Subsidiary has good title to all of its other respective properties and assets, subject to no Lien of any kind except Permitted Liens. All leases necessary in any material respect for the conduct of the respective businesses of Borrower and each Subsidiary are valid and subsisting and are in full force and effect.

     SECTION 7.9. TAXES. Borrower and each Subsidiary has paid all taxes and assessments owed by it to the extent that such taxes and assessments have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

     SECTION 7.10. REGULATION U, ETC. Borrower neither owns nor has any present intention of acquiring any "margin stock" as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of any Advance under the Credit Facility will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Neither Borrower nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Note to violate Regulation U, Regulation G, Regulation T, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect.

     SECTION 7.11. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan. No liability to the PBGC has been or is expected by Borrower or any Subsidiary to be incurred with respect to any Plan by Borrower or any Subsidiary which is or would be materially adverse to Borrower or any Subsidiary. Neither Borrower nor any Subsidiary has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to Borrower or any Subsidiary.

     SECTION 7.12. DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished, or to be furnished from time to time, to Lender by or on behalf of Borrower or any Subsidiary in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in any material respect. There is no fact known to Borrower or any Subsidiary that is peculiar to Borrower or any Subsidiary which materially and adversely affects or in the future may (so far as Borrower or any Subsidiary can now foresee) materially and adversely affect the business, property or assets, or financial condition of Borrower or any Subsidiary and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to Lender by or on behalf of Borrower or a Subsidiary prior to the date hereof in connection with the transactions contemplated hereby.

     SECTION 7.13. ENVIRONMENTAL MATTERS. Borrower and each Subsidiary, the plants and sites it owns, and to the best of its knowledge, the plants and sites which it leases, have complied with all applicable federal, state, local and regional statutes, ordinances, orders, judgments, rulings and regulations relating to any matters of pollution or of environmental regulation or control except, in any such case, where such failure to comply would not result in a Material Adverse Effect to Borrower or any Subsidiary. Without limiting the generality of the preceding sentence, neither Borrower nor any Subsidiary has received notice of or has actual knowledge of any actual, claimed or asserted failure so to comply which alone or together with any other such failure is material and would result in a Material Adverse Effect upon Borrower or any Subsidiary. During periods of use, ownership, occupancy or operation by Borrower or any Subsidiary, neither Borrower, nor any Subsidiary nor their respective plants or sites have managed, generated, released or disposed of any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used or defined in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act and the Clean Water Act, in material violation of or in a manner which would result in liability under such statutes or any regulations promulgated pursuant thereto or any other applicable law, except where such noncompliance or liability would not result in a Material Adverse Effect upon Borrower or any Subsidiary.

     SECTION 7.14. SUFFICIENCY OF CAPITAL. Borrower and each Subsidiary is, and after consummation of this Agreement and after giving effect to the Obligation incurred and any Liens created in connection herewith will be, Solvent. As used in this SECTION 7.14, "SOLVENT" means, with respect to a particular date, that on such date (a) the fair value of the property of the applicable party is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such party, (b) the present fair salable value of the assets of such party is not less than the amount that will be required to pay the probable liability of such party on its debts as they become absolute and matured, (c) such party is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such party does not intend to, or believes that it will, incur debts or liabilities beyond such party's ability to pay as such debts and liabilities mature, and (e) such party is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such party's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such party is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or material liability.

     SECTION 7.15. NO FINANCING OF CORPORATE TAKEOVERS. Except in the case of Permitted Acquisitions, Advances under the Credit Facility will not be used to acquire any security in any transaction which is subject to Sections 13 or 14 of the Securities Exchange Act of 1934, including particularly (but without limitation) Sections 13(d) and 14(d) thereof.

     SECTION 7.16. PRINCIPAL OFFICE, ETC. The principal office, chief executive office and principal place of business of Borrower is located at 2400 Louisiana Blvd. NE, AFC Building 5, Suite 600, Albuquerque, NM 87110. Borrower maintains its principal records and books at such address. The principal office and principal place of business of each Subsidiary is set forth on SCHEDULE G.

     SECTION 7.17. COMPLIANCE WITH LAWS. Borrower and each Subsidiary is in compliance in all material respects with all material Laws which are applicable to it or its properties.

     SECTION 7.18. GOVERNMENT REGULATION. Neither Borrower nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended), or any other Law (other than Regulation X) which regulates the incurring by a Person of Debt.

     SECTION 7.19. INSIDER. Neither Borrower nor any Subsidiary is, and no Person having "control" (as that term is defined in 12 U.S.C. Section 375(b)(5) or in regulations promulgated pursuant thereto) of Borrower or any Subsidiary is, an "executive officer," "director," or "principal shareholder" (as those terms are defined in 12 U.S.C. Section 375(b) or in regulations promulgated pursuant thereto) of Lender, of a bank holding company of which Lender is a subsidiary, or of any subsidiary of a bank holding company of which Lender is a subsidiary, or of any bank at which Lender maintains a "correspondent account" (as such term is defined in such statute or regulations), or of any bank which maintains a correspondent account with Lender.

     SECTION 7.20. FAIR LABOR STANDARDS ACT. Borrower and each Subsidiary has complied with, and will continue to comply with, the provisions of the Fair Labor Standards Act of 1938, 29 U.S.C. Section 200, ET SEQ., as amended from time to time (the "FLSA"), including specifically, but without limitation, 29 U.S.C. Section 215(a). This representation and warranty, and each reconfirmation hereof, shall constitute written assurance from Borrower and each Subsidiary, given as of the date hereof and as of the date of each reconfirmation, that Borrower and each Subsidiary has complied in all material respects with the requirements of the FLSA, in general, and Section 215(a)(1) thereof in particular.

     SECTION 7.21. CASUALTIES. Neither the business nor the properties of Borrower or any Subsidiary is currently affected by any environmental hazard, fire, explosion, accident, strike, lockout or other labor dispute, drought, storms, hail, earthquake, embargo, act of God or other casualty (whether or not covered by insurance), which could have a Material Adverse Effect upon Borrower or any Subsidiary.

     SECTION 7.22.  INVESTMENT COMPANY ACT.  Neither Borrower nor any Subsidiary
(i) is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or (ii) is controlled by such a company. Borrower will not conduct its business in such a way that it will become subject to regulation under the Investment Advisers Act of 1940, as amended.

     SECTION 7.23. NO DEFAULT. No event has occurred and is continuing which constitutes a Default or an Event of Default.

     SECTION 7.24. REPRESENTATIONS AND WARRANTIES. The delivery of any document to Lender under the terms of this Agreement shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by Borrower that no Default or Event of Default exists and that all representations and warranties contained in this ARTICLE VII or in any other Loan Document are true and correct on and as of such date.

     SECTION 7.25. SUBSIDIARIES. Berg, Bit 3, GreenSpring, Embedded Computers, Micro, Holdings GmbH, VI Computer, or Industrial Computers, ortec Electronic and or Computers are the only Subsidiaries of Borrower as of the Closing Date. Attached hereto as EXHIBIT D is a corporate organizational chart showing all Subsidiaries of Borrower and indicating the ownership interests of each Subsidiary, which EXHIBIT D shall be supplemented or replaced upon the consummation of any Acquisition or creation or addition of any other new Subsidiary.

     SECTION 7.26. YEAR 2000 COMPLIANCE. Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' and other Affiliates' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Affiliates (or its suppliers and vendors, based on representations made to Borrower by such suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Borrower reasonably believes that all computer applications (including those of its suppliers and vendors, based on representations made to Borrower by such suppliers and vendors) that are material to its or any of its Affiliates' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

     SECTION 7.27. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties by Borrower and/or any Subsidiary herein shall survive delivery of the Note, and any investigation at any time made by or on behalf of Lender shall not diminish Lender's right to rely thereon.


                                     ARTICLE VIII

                                       DEFAULT

     SECTION 8.1. EVENTS OF DEFAULT. The term "Event of Default" as used herein, means the occurrence and continuance of any one or more of the following events (including the passage of time, if any, specified therefor):

            (a) Borrower or any Subsidiary shall fail to pay, when due, whether by its terms, acceleration, maturity or otherwise, any amount, whether principal, interest or other amounts, payable hereunder, under the Note or under any of the other Loan Documents; provided, however, that, except in the case of maturity of the Note, with respect to any nonpayment of interest, such nonpayment shall not be deemed an Event of Default until the expiration of five
(5) days after
written notice thereof to Borrower; provided, further, that if Lender has delivered written notice of nonpayment of any such part of the Obligations two
(2) times during the preceding twelve (12) month period, then Borrower shall not be entitled to any notice from Lender, and any nonpayment of the Obligations, or any part thereof, when due shall automatically be an Event of Default; or

            (b) Any representation or warranty made by Borrower or any Subsidiary under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

            (c) Borrower or any Subsidiary shall fail to perform or observe any term, covenant or agreement contained herein or contained in any other Loan Document and, except (i) in the case of any breach or noncompliance with the provisions of SECTIONS 5.2, 5.3 OR 5.7 and ARTICLE VI or (ii) if any event is covered in another subsection of this SECTION 8.1 (for which either such circumstance there shall not be given the notice and cure period herein granted), such failure continues for five (5) days after written notice thereof from Lender to Borrower, provided, that if Lender has delivered written notice of such failure two (2) times during the preceding twelve (12) month period, then Borrower shall not be entitled to any notice from Lender, and any such failure shall automatically be an Event of Default; or

            (d) Borrower or any Subsidiary shall fail to pay any Debt which is, either separately or in the aggregate, in the amount of $200,000 or more, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or the occurrence of any default under any other Debt of Borrower or any Subsidiary to Lender; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

            (e) Borrower or any Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Borrower or any Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Debtor Relief Laws, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or Borrower or any Subsidiary shall take any action to authorize any of the actions set forth above in this SECTION 8.1(e); provided, however, that the filing of any such proceeding against Borrower or any Subsidiary shall not constitute an Event of Default if same is dismissed within sixty (60) days of the date of filing of same; or

            (f) Any judgment or order for the payment of money in excess of $500,000 shall be rendered against Borrower or any Subsidiary and either
(i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (g) Any material provision of the Loan Documents shall at any time for any reason cease to be valid and binding on Borrower or any Subsidiary or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower or any Subsidiary, or a proceeding shall be commenced by any Tribunal having jurisdiction over Borrower or any Subsidiary or any collateral securing the Obligations, seeking to establish the invalidity or unenforceability thereof and such proceeding shall remain undismissed or unstayed for a period of thirty (30) days, or Borrower or any Subsidiary shall deny that it has any or further liability or obligation thereunder; or

            (h) The occurrence of a default or event of default (howsoever designated) contained in any other Loan Document and such default or event of default shall continue beyond any applicable grace period; or

            (i)     The occurrence of a Change in Control; or

            (j) The occurrence of any event deemed material and adverse with respect to Borrower or any Subsidiary, or their respective businesses or financial condition, as reasonably determined by Lender.

     SECTION 8.2.   REMEDIES UPON DEFAULT.  If an Event of Default specified in
SECTION 8.1(e) shall occur and be continuing, the aggregate unpaid principal balance of and accrued interest on the Obligations shall thereupon immediately become due and payable and the Available Commitment shall immediately terminate concurrently therewith, without any action by Lender and without diligence, presentment, demand, protest, notice of protest, notice of acceleration or notice of intent to accelerate, or notice of any other kind, all of which are hereby expressly waived. Should any other Event of Default occur and be continuing, Lender may do any one or more of the following:

            (a) ACCELERATION. Declare the entire unpaid balance of the Obligations, or any part thereof, immediately due and payable, whereupon it shall be due and payable without any action by Lender and without diligence, presentment, demand, protest, notice of protest, notice of acceleration or notice of intent to accelerate or notice of any other kind, all of which are hereby expressly waived.

            (b)     TERMINATION.  Terminate the Available Commitment.

            (c)     JUDGMENT.  Reduce any claim to judgment.

            (d) RIGHTS. Exercise any and all Rights afforded by the Laws of the State of Texas or any other jurisdiction, including, but not limited to, the UCC, or by any of the Loan Documents, or by Law, in equity, or otherwise.

            (e) OFFSET. Exercise the Rights of offset and/or banker's lien against the interest of Borrower and/or any Subsidiary in and to every account and other property of Borrower or any Subsidiary which is in the possession of Lender, to the extent of the full amount of the Obligations.

     SECTION 8.3. PERFORMANCE BY LENDER. Should any covenant, duty or agreement of Borrower or any Subsidiary fail to be performed in all material respects in a timely manner in accordance with the terms of this Agreement or the other Loan Documents, Lender may, at its option, perform, or attempt to perform, such covenant, duty or agreement on behalf of Borrower or any Subsidiary. In such event, Borrower and each Subsidiary shall, jointly and severally, at the request of Lender, promptly pay any amount expended by Lender in such performance or attempted performance to Lender at Lender's Principal Office, together with interest thereon at the Default Rate from the date of such expenditure by Lender until paid. Notwithstanding the foregoing, it is expressly understood that Lender shall not have any liability or responsibility for the performance of any duties of Borrower or any Subsidiary hereunder.

     SECTION 8.4. LENDER NOT IN CONTROL. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the Rights or power to exercise control over the affairs or management of Borrower or any Subsidiary, the power of Lender being limited to the Right to exercise the remedies provided in this ARTICLE VIII; PROVIDED that, if Lender becomes the owner of any interest in Borrower or any Subsidiary, whether through foreclosure or otherwise, Lender shall be entitled to exercise such legal Rights as it may have by being an owner of such interest in Borrower or any Subsidiary.

     SECTION 8.5. WAIVERS. The acceptance by Lender at any time and from time to time of part payment on the Obligation shall not be deemed to be a waiver of any Event of Default or Default then existing. No waiver by Lender of any particular Event of Default or Default shall be deemed to be a waiver of any Event of Default or Default other than said particular Event of Default or Default. No delay or omission by Lender in exercising any Right under any Loan Documents shall impair such Right or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Documents or otherwise.

     SECTION 8.6. CUMULATIVE RIGHTS. All Rights available to Lender under the Loan Documents shall be cumulative of and in addition to all other Rights granted to Lender at Law in equity or otherwise, whether or not the Obligations be due and payable and whether or not Lender shall have instituted any suit for collection or other action in connection with any Loan Document.

     SECTION 8.7. EXPENDITURES BY LENDER. Any sums, including reasonable attorneys' fees, spent by Lender pursuant to the exercise of any Right provided in this ARTICLE VIII shall become part of the Obligation and shall bear interest at the Default Rate from the date spent until the date repaid by Borrower.

     SECTION 8.8. APPLICATION OF PROCEEDS. All payments hereunder or on the Note received by Lender during the existence of an Event of Default, and the proceeds of any sale or disposition of, and all proceeds generated by the holding, leasing, operation or other use of, any collateral, or any part thereof, during the existence of an Event of Default and upon the exercise of the rights and remedies of Lender hereunder or under any of the Loan Documents, shall be applied by Lender, the applicable trustee or the receiver, if one is appointed, to the extent that funds are so available therefrom, in the following order of priority, or as otherwise may be determined by Lender:

            (a) First, to the payment of the costs and expenses of taking possession of any collateral and holding, using, leasing, repairing, improving or selling the same, including without limitation (i) trustee's and receiver's fees, court costs, attorneys' and accountants' fees, (ii) costs of advertisement and (iii) the payment of any and all Impositions and amounts secured by any Liens equal or superior to Lender's Liens.

            (b) Second, to the payment of the Obligations, other than the unpaid principal balance of the Note and accrued unpaid interest thereon, then due and payable to Lender under the Loan Documents, and any advances made by Lender to effect performance of any unperformed obligations of Borrower under any of the Loan Documents, together with any accrued interest thereon if and as provided in the Loan Documents.

            (c) Third, to the payment of any and all accrued and unpaid interest due on the Note.

            (d) Fourth, to the payment of the unpaid principal balance of the Note, in the inverse order of maturity unless Lender determines otherwise (provided that in the case the entire principal amount of the Credit Facility is then due and payable, such amount may be applied to interest and/or principal in such order or manner as Lender shall determine).

            (e) Fifth, to the extent known by Lender and required or permitted by law, to the payment of any indebtedness or obligation secured by Liens against any collateral, as applicable, which are subordinate to Lender's Liens.

            (f) Sixth, to Borrower or such other Person entitled to the same.

     SECTION 8.9. SETOFF. Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or special, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from Lender to Borrower, and any securities or other property of Borrower in the possession of Lender may be applied to or set off against the payment of the Obligations due to Lender in such order and manner as Lender may determine in its sole discretion, regardless of whether Lender shall have made any demand under this Agreement or the Note and although the Obligations may be unmatured.


                                      ARTICLE IX

                                    MISCELLANEOUS

     SECTION 9.1. HEADINGS. The headings, captions and arrangements used in this Agreement and the other Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of any Loan Document, nor affect the meaning thereof.

     SECTION 9.2.   NOTICES AND DELIVERIES.

            (a) MANNER OF DELIVERY. All notices, communications and materials (including all information) to be given or delivered pursuant to this Agreement shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing. All written notices, communications and materials shall be sent by registered or certified mail, postage prepaid, return receipt requested, by telecopier, or delivered by hand or overnight courier. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent Lender, Borrower or any Subsidiary has acted in reliance on such telephonic notice.

            (b) ADDRESSES. All notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

            (i) if to Borrower or any Subsidiary (in which case in care of Borrower), at:

                    SBS Technologies, Inc.
                    2400 Louisiana Blvd., NE
                    AFC Building 5, Suite 600
                    Albuquerque, NM  87110
                    Telephone No:  (505) 875-0600
                    Telecopier No: (505) 875-0404
                    Attention:     Christopher J. Amenson
                                   Chairman and Chief Executive Officer

            (ii)    if to Lender, to it at:

                    NationsBank, N.A.

                    901 Main Street
                    7th Floor
                    Dallas, Texas  75202
                    Telephone No:  (214) 508-0310
                    Telecopier No: (214) 508-3140
                    Attention:     Frank Izzo
                                   Senior Vice President

or at such other address, telecopier or telephone number or to the attention of such other individual or department as the party to which such information may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address".

            (c) EFFECTIVENESS. Each notice, communication and any material to be given or delivered to Lender, Borrower or any Subsidiary pursuant to this Agreement shall be effective or deemed delivered or furnished (i) if sent by mail, on the second (2nd) Business Day after such notice, communication or material is deposited in the mail, addressed as above provided, (ii) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate number determined as above provided in this SECTION 9.2 and the appropriate receipt is received or acknowledged, (iii) if sent by hand delivery or overnight courier, when left at the address of the addressee addressed as above provided and the appropriate receipt is received or acknowledged, and
(iv) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered except that notices of a change of address, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be effective until received.

     SECTION 9.3. SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made herein shall survive the execution and the delivery of this Agreement, the Note and the other Loan Documents. All statements contained in any certificate or other instrument delivered by or on behalf of Borrower or any Subsidiary hereunder shall be deemed to constitute representations and warranties made by Borrower or the applicable Subsidiary.

     SECTION 9.4. PARTIES IN INTEREST. All covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that neither Borrower nor any Subsidiary may assign its rights hereunder without the prior written consent of Lender.

     SECTION 9.5. EXPENSES. Borrower and each Subsidiary jointly and severally agrees (a) to pay all out-of-pocket expenses of Lender in connection with the negotiation and preparation of this Agreement, including exhibits and amendments hereto, consents and waivers to any of the other Loan Documents as may from time to time hereafter be requested or required, and the reasonable fees and expenses of Special Counsel from time to time in connection with the negotiation, preparation and execution of the Loan Documents, and (b) to pay or reimburse Lender for all reasonable costs and expenses, including, without limitation, reasonable fees and expenses of counsel to Lender incurred in connection with the enforcement or preservation of any rights under or the collection of any amounts due pursuant to any of the Loan Documents; provided, that subsequent to an Event of Default, Borrower and each Subsidiary jointly and severally agree to pay or reimburse Lender for all costs and expenses. The obligations of Borrower and the Subsidiaries under this SECTION 9.5 shall survive any termination of this Agreement.

     SECTION 9.6. TIME OF ESSENCE. Time shall be of the essence in this Agreement with respect to all of Borrower's obligations hereunder.

     SECTION 9.7. RENEWAL, EXTENSION OR REARRANGEMENT. All provisions of this Agreement and of the other Loan Documents shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Obligations originally represented by the Note.

     SECTION 9.8. LIMITATION ON INTEREST. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with the Note, the Advances and the Letters of Credit. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to any of the Advances or the Letters of Credit, or if acceleration of the maturity of the Note, any prepayment by Borrower, or any other circumstance whatsoever, results in Lender having been paid any interest in excess of that permitted by applicable law, then it is the express intent of Borrower and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of the Note (or, if the Note has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other applicable Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of the Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby or by the Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate or maximum amont of interest permitted under applicable law. The term "APPLICABLE LAW" as used herein shall mean the laws of the State of Texas, or any other applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law. The provisions of this SECTION 9.8 shall control all agreements between Borrower and Lender.

     SECTION 9.9. INCONSISTENT PROVISIONS. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall control.

     SECTION 9.10. CONSTRUCTION. The parties hereto acknowledge and agree that neither this Agreement nor any other Loan Document shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiations and preparation of this Agreement and the other Loan Documents.

     SECTION 9.11. SEVERABILITY. If any provision of this Agreement or any other Loan Document is held to be illegal, invalid or unenforceable under present or future Laws during the term thereof, such provision shall be fully severable, the appropriate agreement or instrument shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, and the remaining provision thereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such agreement or instrument a provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible and legal, valid and enforceable.

     SECTION 9.12. AMENDMENT. The provisions of this Agreement and each other Loan Document may not be amended, modified or waived except by the written agreement of Borrower and Lender. This Agreement embodies the entire agreement among the parties, supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended only as provided above.

     SECTION 9.13. EXCEPTIONS TO COVENANTS. Neither Borrower nor any Subsidiary shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

     SECTION 9.14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     SECTION 9.15. COMMON ENTERPRISE. The businesses in which Borrower and its Subsidiaries are engaged and the operations related thereto require financing on a basis such that the credit supplied can be made available from time to time to Borrower and its Subsidiaries, as required for the continued successful operation of Borrower and its Subsidiaries. Borrower has requested that Lender make the Credit Facility available primarily for the purposes of financing the operations of Borrower and its Subsidiaries. Borrower and its Subsidiaries expect to derive benefit (and the boards of directors or other governing body of Borrower and each Subsidiary may reasonably be expected to derive benefit), directly or indirectly, from the Credit Facility established by Lender, both in their separate capacities and as members of the group of companies, since the successful operation and condition of Borrower and each Subsidiary is dependent on the continued successful performance of the functions of the group as a whole.

     SECTION 9.16. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND EACH SUBSIDIARY HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY OR OTHERWISE) ARISING UNDER OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY RELATED MATTERS, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

     SECTION 9.17. GOVERNING LAW. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS MADE UNDER THE LAWS OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF TEXAS, EXCEPT TO THE EXTENT FEDERAL LAW GOVERNS PURSUANT TO SECTION 9.8 HEREOF. WITHOUT EXCLUDING ANY OTHER JURISDICTION, BORROWER AND EACH SUBSIDIARY AGREES THAT THE COURTS OF TEXAS WILL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH. BORROWER, EACH SUBSIDIARY AND LENDER HEREBY AGREE THAT EXCEPT FOR SECTION 15.10(b) THEREOF, THE PROVISIONS OF ART. 5069-15.01 ET SEQ. OF THE REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, SHALL NOT APPLY TO THIS AGREEMENT AND THE NOTE.

     SECTION 9.18. MANDATORY ARBITRATION. (a) ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF ENDISPUTE, INC. D/B/A J.A.M.S. ENDISPUTE ("JAMS"), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

            (b) SPECIAL RULES. The arbitration shall be conducted in Dallas, Texas and administered by JAMS who will appoint an arbitrator; if JAMS is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

            (c) RESERVATIONS OF RIGHTS. Nothing in this Agreement or any other Loan Document shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or (ii) be a waiver by Lender of the protection afforded to it by 12 U.S.C. Section 91 or any substantially equivalent state law; or (iii) limit the right of Lender hereto (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against any real or personal property collateral, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. Lender may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. At Lender's option, foreclosure under a deed of trust or mortgage may be accomplished by any of the following: the exercise of a power of sale under the deed of trust or mortgage, or by judicial sale under the deed of trust or mortgage, or by judicial foreclosure. Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

     SECTION 9.19. ENTIRE AGREEMENT. THIS AGREEMENT SUPERSEDES ALL OTHER PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR NOT, BETWEEN THE PARTIES HERETO RELATING SPECIFICALLY TO THE TRANSACTIONS PROVIDED FOR HEREIN, INCLUDING, WITHOUT LIMITATION, THE ORIGINAL CREDIT AGREEMENT. BORROWER CONFIRMS THAT THERE ARE NO EXISTING DEFENSES, CLAIMS, COUNTERCLAIMS OR RIGHTS OF OFFSET AGAINST LENDER KNOWN TO BORROWER IN CONNECTION WITH THE NEGOTIATION, PREPARATION, EXECUTION, PERFORMANCE OR ANY OTHER MATTERS RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS EXECUTED AS OF THE DATE HEREOF AND ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, AND BORROWER HEREBY EXPRESSLY RELEASES AND DISCHARGES LENDER, AND ITS OFFICERS AND REPRESENTATIVES, FROM ANY AND ALL SUCH KNOWN CLAIMS. BORROWER FURTHER CONFIRMS THAT LENDER HAS NOT MADE ANY AGREEMENTS WITH, OR COMMITMENTS OR REPRESENTATIONS TO, BORROWER (EITHER IN WRITING OR ORALLY) OTHER THAN AS EXPRESSLY STATED HEREIN OR IN THE OTHER LOAN DOCUMENTS EXECUTED AS OF THE DATE HEREOF. THIS AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT

BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.



                     [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                              BORROWER:

                              SBS TECHNOLOGIES, INC.


                              By:   /s/ James E. Dixon
                                  ------------------------------------
                                        James E. Dixon, Jr.
                                   Vice President, Finance and Administration


                              LENDER:

                              NATIONSBANK, N.A.


                              By:   /s/ Frank Izzo
                                  ------------------------------------
                                        Frank Izzo
                                        Senior Vice President

                              REVOLVING PROMISSORY NOTE

$15,000,000.00                      Dallas, Texas           December 1, 1998


     SBS TECHNOLOGIES, INC., a New Mexico corporation, having its principal office located at 2400 Louisiana Blvd., NE, AFC Building 5, Suite 600, Albuquerque, NM, 87110 ("BORROWER"), for value received, hereby promises to pay to the order of NATIONSBANK, N.A., a national banking association ("LENDER"), at its Dallas office at 901 Main Street, Dallas, Texas 75202, or at such other address given to Borrower by Lender, in immediately available funds and in lawful money of the United States of America, the principal sum of Fifteen Million and No/100 Dollars ($15,000,000.00), or so much thereof as may be advanced and outstanding, on November 30, 1999, or sooner as provided in the Credit Agreement (as defined herein), together with interest on the unpaid principal balance of this Note from time to time outstanding at the applicable interest rate. Unless prohibited by Applicable Law and subject to the terms hereof and the Credit Agreement limiting interest to the Maximum Lawful Rate, interest on this Note shall be calculated on the basis of actual days elapsed, but as if each year consisted of 360 days.

     This Note is executed pursuant to that certain Credit Agreement of even date herewith between Borrower and Lender (as the same may be amended, supplemented, renewed, extended, or restated or replaced from time to time, the "CREDIT AGREEMENT"), and is the "Note" defined and described therein, the terms and provisions of the Credit Agreement related to this Note being incorporated herein by reference for all purposes. Each capitalized term used but not expressly defined herein shall have the meaning given to such term in the Credit Agreement. Reference is hereby expressly made to the Credit Agreement for a statement of the rights and obligations of Lender and the duties and obligations of Borrower in relation thereto; but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of Borrower to pay unpaid principal of and interest on this Note when due.

     Payment of this Note is guaranteed by the Guaranty Agreements. Any holder hereof shall be entitled to all benefits of and remedies and security set forth in the Credit Agreement and all the other Loan Documents.

     Lender may disburse the principal of this Note to Borrower in one or more advances from time to time, subject to and upon the terms and conditions set forth in the Credit Agreement with respect to the Available Commitment, so long as the outstanding principal balance hereof never exceeds the then applicable amount of the Available Commitment, less any Letter of Credit Exposure. Subject to and upon the terms and conditions of the Credit Agreement, Borrower shall be entitled to prepay the principal of this Note from time to time, in whole or in part, without premium or penalty, except for any prepayment fee due upon prepayment of a LIBOR Rate Portion prior to the expiration of the applicable Interest Period as provided in Section 3.5(g) of the Credit Agreement, and thereafter, prior to the maturity date hereof (and provided that no Default has occurred and is in existence), to request additional advances hereunder, subject to and in accordance with the terms and conditions of the Credit Agreement.

     1.  INTEREST AND PAYMENT.

          (a) MATURITY. The entire principal balance of this Note, and all accrued but unpaid interest hereon, shall be due and payable in full on the Termination Date.

          (b) ACCRUAL OF INTEREST. Subject to Paragraph 1(f) below, interest on this Note shall accrue at a rate per annum equal to the lesser of (i) at Borrower's option exercised in accordance with the terms of the Credit Agreement, the Variable Rate or the LIBOR Rate with respect to the Variable Rate Portions and the LIBOR Rate Portions outstanding hereunder from time to time, subject, however, to the provisions of the Credit Agreement, or (ii) the Maximum Lawful Rate; provided, however, that as to any portion of the outstanding principal balance hereof that is not subject to an effective election of or conversion to the LIBOR Rate in accordance with the terms of the Credit Agreement, interest on such portion of this Note shall accrue interest at the lesser of (i) the Variable Rate or (ii) the Maximum Lawful Rate. Interest on this Note shall be calculated at a daily rate equal to 1/360 of the annual percentage rate which this Note bears, subject to the provisions hereof limiting interest to the Maximum Lawful Rate. Without notice to Borrower or any other Person, the Variable Rate and the Maximum Lawful Rate shall each automatically fluctuate upward and downward as and in the amount by which the Base Rate and the Maximum Lawful Rate, respectively, fluctuate, subject always to limitations contained in this Note and the Credit Agreement.

          (c) AGREEMENTS CONCERNING PRICING ELECTION. Reference should be made to the provisions of SECTION 3.5 of the Credit Agreement concerning the terms, manner and agreements related to the interest rate elections available to Borrower under this Note.

          (d) PRINCIPAL AND INTEREST PAYMENTS. Principal and interest hereon shall be due and payable as is provided in ARTICLE III of the Credit Agreement, which provides, in part, for payments of accrued, unpaid interest on the first
(1st) day of each calendar quarter and, with respect to any LIBOR Rate Portion, on the last day of the applicable Interest Period.

          (e) COSTS DUE TO REGULATORY CHANGES. Borrower shall indemnify Lender against and reimburse Lender for increased costs to Lender, as a result of any Regulatory Change, in the maintaining of any LIBOR Rate Portion. All payments made pursuant to this paragraph shall be made free and clear, without reduction for, or account of, any present or future taxes or other levies of any nature, excluding net income and franchise taxes.

          (f) DEFAULT RATE. After maturity of this Note or the occurrence of an Event of Default, the outstanding principal balance of this Note shall, at the option of Lender, bear interest at the Default Rate. Any past due principal and, to the extent permitted by law, past due interest on the Loan shall bear interest, payable as it accrues on demand, for each day until paid at the Default Rate. Such interest shall continue to accrue at the Default Rate notwithstanding the entry of a judgment with respect to any of the Obligation or the foreclosure of any of Lender's Liens.

          (g) MAXIMUM LAWFUL RATE ADJUSTMENTS. If at any time a change in the Variable Rate or the LIBOR Rate shall cause the rate of interest on this Note to be limited to the Maximum Lawful Rate, any subsequent reductions in the Variable Rate or the LIBOR Rate, as applicable, shall not reduce the rate of interest on this Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the Variable Rate or the LIBOR Rate, as applicable, had at all times been in effect. In the event that at maturity (stated or by acceleration), or at the final payment of the Loan, the total amount of interest paid or accrued on the Loan is less than the amount of interest which would have accrued if the Variable Rate or the LIBOR Rate, as applicable, had at all times been in effect with respect thereto, then at such time, to the extent permitted by law, Borrower shall pay to Lender an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Variable Rate or the LIBOR Rate, as applicable, had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid on the Loan.

     2. DEFAULT. The occurrence of a Default or an Event of Default, under and as defined in the Credit Agreement, shall constitute, respectively, a Default or an Event of Default under this Note.

     3.   REMEDIES.

          (a) ALL REMEDIES AVAILABLE. Upon the occurrence of an Event of Default, the holder hereof shall have the right to declare the entire unpaid principal balance of, and all accrued unpaid interest on, this Note at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any and all liens and security interests securing payment hereof, to offset against this Note any sum or sums owed by it to Borrower, and to exercise any of its other rights, powers and remedies under this Note, under the Credit Agreement or any other Loan Document, or at law or in equity.

          (b) NO WAIVER. Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any Default or Event of Default shall be construed as a waiver of such Default or Event of Default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All rights and remedies provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and the holder hereof shall, in addition to the rights and remedies provided herein or in any other Loan Document, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any right or remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not
(i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

     4.   USURY SAVINGS PROVISIONS.

          (a) GENERAL LIMITATION. Notwithstanding anything herein or in any other Loan Documents, expressed or implied, to the contrary, in no event shall any interest rate charged hereunder or under any of the other Loan Documents, or any interest contracted for, collected or received by Lender or any holder hereof, exceed the Maximum Lawful Rate.

          (b) INTENT OF PARTIES. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with this Note. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to this Note, or if acceleration of the maturity of this Note, any prepayment by Borrower, or any other circumstance whatsoever, results in Lender having been paid any interest in excess of that permitted by applicable law, then it is the express intent of Borrower and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other applicable Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby or by any other Loan Document shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate. The term "APPLICABLE LAW" as used herein shall mean the laws of the State of Texas, or any applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law. The provisions of this paragraph shall control all agreements between Borrower and Lender.

     5.   GENERAL PROVISIONS.

          (a) BUSINESS DAY. Whenever any payment shall be due under this Note on a day which is not a Business Day, the date on which such payment is due shall be extended to the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest then payable.

          (b) MANNER OF PAYMENT. The manner in which payments are to be made on this Note shall be governed by the provisions hereof and the Credit Agreement, including, without limitation, SECTION 3.10 of the Credit Agreement.

          (c) PREPAYMENTS. Prepayments may be made on this Note subject to and in accordance with SECTIONS 3.5(g) and 3.6 of the Credit Agreement.

          (d) APPLICATION OF PAYMENTS. All payments made on this Note shall be applied in accordance with SECTIONS 3.11 and 8.8 of the Credit Agreement, as applicable. Nothing herein shall limit or impair any rights of any holder hereof to apply as provided in the Loan Documents any past due payments, any proceeds from the disposition of any collateral by foreclosure or other collections after default. Except to the extent specific provisions are set forth in this Note or another Loan Document with respect to application of payments, all payments received by the holder hereof shall be applied, to the extent thereof, to the indebtedness owing by Borrower to the holder hereof in such order and manner as the holder hereof shall deem appropriate, any instructions from Borrower or anyone else to the contrary notwithstanding.

          (e) COSTS OF COLLECTION. If any holder of this Note retains an attorney in connection with any default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Borrower sues any holder of this Note in connection with this Note or any other Loan Document and does not prevail, then Borrower agrees to pay to each such holder, in addition to principal and interest, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees.

          (f) WAIVERS AND ACKNOWLEDGMENTS. Borrower and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice (except only for any notice that is specifically required by the terms of the Credit Agreement or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (ii) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (iii) agree that the holder hereof shall not be required first to institute suit or exhaust its remedies against Borrower or others liable or to become liable hereon or to enforce its rights against them or any security herefor; (iv) consent to any extension or postponement of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (v) submit (and waive all rights to object) to personal jurisdiction in the State of Texas, and venue in Dallas County, Texas, for the enforcement of any and all obligations under the Loan Documents.

          (g) AMENDMENTS IN WRITING. This Note may not be changed, amended or modified except in a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought.

          (h) PURPOSE OF PROCEEDS. The proceeds of this Note will be used solely for business purposes and not for personal, family, household or agricultural purposes.

          (i) NOTICES. Any notice required or which any party desires to give under this Note shall be given and effective as provided in SECTION 9.2 of the Credit Agreement.

          (j) ASSIGNMENTS/PARTICIPATIONS. Holder acknowledges and agrees that the holder of this Note may, at any time and from time to time, assign all or a portion of its interest in the Credit Facility or transfer to any Person a participation interest in the Credit Facility.

          (k) SUCCESSORS AND ASSIGNS. All of the covenants, stipulations, promises and agreements contained in this Note by or on behalf of Borrower shall bind its successors and assigns and shall be for the benefit of Lender and any holder hereof, and their successors and assigns, whether so expressed or not.

          (l) TIME OF THE ESSENCE. Time shall be of the essence in this Note with respect to all of Borrower's obligations hereunder.

          (m) JURY TRIAL WAIVER. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF BORROWER AND LENDER HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY OR OTHERWISE) ARISING UNDER OR RELATING TO THIS NOTE, THE OTHER LOAN DOCUMENTS OR ANY RELATED MATTERS, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

          (n) GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY TEXAS LAW, EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW APPLIES PURSUANT TO SECTION 9.8 OF THE CREDIT AGREEMENT OR OTHERWISE. THE BOOKS AND RECORDS OF LENDER SHALL CONSTITUTE PRIMA FACIE EVIDENCE OF ALL SUMS DUE LENDER HEREUNDER.

          (o) INTEGRATION. THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN LENDER AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF LENDER AND BORROWER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


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

     IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

                         BORROWER:

                         SBS TECHNOLOGIES, INC., a New Mexico Corporation



                         By:   /s/ James E. Dixon
                              --------------------------------------------------
                                   James E. Dixon, Jr.
                              Vice President, Finance and Administration


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